EXHIBIT 10.19


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                           LOAN AND SECURITY AGREEMENT



                                  BY AND AMONG

                                 DIAMOND JO, LLC

                                       AND

                        THE OLD EVANGELINE DOWNS, L.L.C.

                                  AS BORROWERS,



                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,



                                       AND

                           WELLS FARGO FOOTHILL, INC.

                            AS THE ARRANGER AND AGENT



                           DATED AS OF JUNE 16, 2004


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


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   DEFINITIONS AND CONSTRUCTION..............................................1

     1.1      Definitions......................................................1

     1.2      Accounting Terms................................................36

     1.3      Code............................................................36

     1.4      Construction....................................................36

     1.5      Schedules and Exhibits..........................................36

2.   LOAN AND TERMS OF PAYMENT................................................36

     2.1      Advances........................................................36

     2.2      Term Loan.......................................................37

     2.3      Borrowing Procedures and Settlements............................37

     2.4      Payments........................................................44

     2.5      Overadvances....................................................46

     2.6      Interest:  Rates, Payments, and Calculations....................47

     2.7      [Intentionally Omitted].........................................48

     2.8      Crediting Payments..............................................48

     2.9      Designated Account..............................................48

     2.10     Maintenance of Loan Account; Statements of Obligations..........49

     2.11     Fees............................................................49

     2.12     Letters of Credit...............................................50

     2.13     Registered Notes................................................52

     2.14     Capital Requirements............................................53

     2.15     Joint and Several Liability of Borrowers........................53

     2.16     LIBOR Option....................................................56

3.   CONDITIONS; TERM OF AGREEMENT............................................58

     3.1      Conditions Precedent to Initial Extension of Credit.............58

     3.2      Conditions Subsequent to Initial Extension of Credit............61

     3.3      Conditions Precedent to all Extensions of Credit................61

     3.4      Term............................................................62

     3.5      Effect of Termination...........................................62

     3.6      Early Termination by Borrowers..................................62

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

4.   CREATION OF SECURITY INTEREST............................................63

     4.1      Grant of Security Interest......................................63

     4.2      Negotiable Collateral...........................................63

     4.3      Collection of Accounts, General Intangibles, and
              Negotiable Collateral...........................................64

     4.4      Delivery of Additional Documentation Required...................64

     4.5      Power of Attorney...............................................65

     4.6      Right to Inspect................................................66

     4.7      Control Agreements..............................................66

     4.8      FF&E Letter of Credit...........................................66

5.   REPRESENTATIONS AND WARRANTIES...........................................66

     5.1      No Encumbrances.................................................67

     5.2      [Intentionally Omitted].........................................67

     5.3      [Intentionally Omitted].........................................67

     5.4      Equipment.......................................................67

     5.5      Location of Inventory and Equipment.............................67

     5.6      Inventory Records...............................................67

     5.7      State of Incorporation; Location of Chief Executive Office;
              FEIN; Organizational ID Number; Commercial Tort Claims..........67

     5.8      Due Organization and Qualification; Subsidiaries................67

     5.9      Due Authorization; No Conflict..................................68

     5.10     Litigation......................................................69

     5.11     No Material Adverse Change......................................69

     5.12     Fraudulent Transfer.............................................69

     5.13     Employee Benefits...............................................69

     5.14     Environmental Condition.........................................69

     5.15     Brokerage Fees..................................................70

     5.16     Intellectual Property...........................................70

     5.17     Leases..........................................................70

     5.18     Deposit Accounts................................................70

     5.19     Complete Disclosure.............................................70

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

     5.20     Indebtedness....................................................71

     5.21     Licenses and Permits............................................71

     5.22     Senior Debt.....................................................71

6.   AFFIRMATIVE COVENANTS....................................................71

     6.1      Accounting System...............................................71

     6.2      Reporting.......................................................72

     6.3      Financial Statements, Reports, Certificates.....................72

     6.4      [Intentionally Omitted].........................................75

     6.5      [Intentionally Omitted].........................................75

     6.6      Maintenance of Properties.......................................75

     6.7      Taxes...........................................................75

     6.8      Insurance.......................................................76

     6.9      Location of Inventory and Equipment.............................77

     6.10     Compliance with Laws............................................78

     6.11     Leases..........................................................78

     6.12     Brokerage Commissions...........................................78

     6.13     Existence.......................................................78

     6.14     Environmental...................................................78

     6.15     Disclosure Updates..............................................78

     6.16     Government Authorization........................................79

     6.17     License Renewals................................................79

     6.18     Licenses and Permits............................................79

     6.19     Subsidiary Guarantees...........................................79

     6.20     Collateral for FF&E Obligations.................................80

7.   NEGATIVE COVENANTS.......................................................80

     7.1      Indebtedness....................................................80

     7.2      Liens...........................................................82

     7.3      Restrictions on Fundamental Changes.............................82

     7.4      Disposal of Assets..............................................82

     7.5      Change Name.....................................................84

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

     7.6      Guarantee.......................................................84

     7.7      Nature of Business..............................................84

     7.8      Prepayments and Amendments......................................84

     7.9      Change of Control...............................................85

     7.10     Operation of Diamond Jo Vessels.................................85

     7.11     Restricted Payments.............................................85

     7.12     Accounting Methods..............................................87

     7.13     Investments.....................................................88

     7.14     Transactions with Affiliates....................................88

     7.15     Suspension......................................................89

     7.16     Compensation....................................................89

     7.17     Use of Proceeds.................................................89

     7.18     Change in Location of Chief Executive Office; Inventory
              and Equipment with Bailees......................................89

     7.19     Securities Accounts.............................................89

     7.20     Financial Covenants.............................................90

     7.21     Management Agreements...........................................91

8.   EVENTS OF DEFAULT........................................................91

9.   AGENT'S RIGHTS AND REMEDIES..............................................94

     9.1      Rights and Remedies.............................................94

     9.2      Remedies Cumulative.............................................99

10.  TAXES AND EXPENSES.......................................................99

11.  WAIVERS; INDEMNIFICATION................................................100

     11.1     Demand; Protest................................................100

     11.2     The Lender Group's Liability for Collateral....................100

     11.3     Indemnification................................................100

12.  NOTICES.................................................................100

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................102

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................103

     14.1     Assignments and Participations.................................103

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

     14.2     Successors.....................................................106

15.  AMENDMENTS; WAIVERS.....................................................106

     15.1     Amendments and Waivers.........................................106

     15.2     Replacement of Holdout Lender..................................107

     15.3     No Waivers; Cumulative Remedies................................108

16.  AGENT; THE LENDER GROUP.................................................108

     16.1     Appointment and Authorization of Agent.........................108

     16.2     Delegation of Duties...........................................109

     16.3     Liability of Agent.............................................109

     16.4     Reliance by Agent..............................................109

     16.5     Notice of Default or Event of Default..........................109

     16.6     Credit Decision................................................110

     16.7     Costs and Expenses; Indemnification............................110

     16.8     Agent in Individual Capacity...................................111

     16.9     Successor Agent................................................111

     16.10    Lender in Individual Capacity..................................111

     16.11    Withholding Taxes..............................................112

     16.12    Collateral Matters.............................................114

     16.13    Restrictions on Actions by the Lenders; Sharing of Payments....114

     16.14    Agency for Perfection..........................................115

     16.15    Payments by Agent to the Lenders...............................115

     16.16    Concerning the Collateral and Related Loan Documents...........115

     16.17    Field Audits and Examination Reports; Confidentiality;
              Disclaimers by the Lenders; Other Reports and Information......115

     16.18    Several Obligations; No Liability..............................117

17.  GENERAL PROVISIONS......................................................117

     17.1     Effectiveness..................................................117

     17.2     Section Headings...............................................117

     17.3     Interpretation.................................................117

     17.4     Severability of Provisions.....................................117

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page
                                                                            ----

     17.5     Amendments in Writing..........................................117

     17.6     Counterparts; Telefacsimile Execution..........................117

     17.7     Revival and Reinstatement of Obligations.......................118

     17.8     Integration....................................................118

     17.9     Combined Administration........................................118

                             EXHIBITS AND SCHEDULES


Exhibit A-1            Form of Assignment and Acceptance
Exhibit B-1            Form of Borrowing Base Certificate
Exhibit C-1            Form of Compliance Certificate
Exhibit L-1            Form of LIBOR Notice

Schedule A-1           Agent's Account
Schedule C-1           Commitments
Schedule D-1           Designated Account
Schedule P-1           Permitted Liens
Schedule P-2           Existing Investments
Schedule R-1           Real Property Collateral
Schedule 2.12          Existing Letters of Credit
Schedule 5.5           Locations of Equipment
Schedule 5.7           Jurisdiction; Chief Executive Office; FEIN; State
                       Organizational No.; Commercial Tort Claims
Schedule 5.8(b)        Capitalization of Borrowers
Schedule 5.8(c)        Capitalization of Borrowers' Subsidiaries
Schedule 5.8(e)        Restricted Subsidiaries; Unrestricted Subsidiaries
Schedule 5.10          Litigation
Schedule 5.14          Environmental Matters
Schedule 5.16          Intellectual Property
Schedule 5.18          Demand Deposit Accounts
Schedule 5.20          Existing Indebtedness
Schedule 5.21          Licenses and Permits
Schedule 7.14          Affiliate Transactions

                           LOAN AND SECURITY AGREEMENT


      THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of June 16, 2004, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and agent for the Lenders ("Agent"), and, on the other hand, DIAMOND JO, LLC (formerly known as Peninsula Gaming Company, LLC), a Delaware limited liability company ("DJL"), and THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company ("OED", together with DJL, referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers").

            The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

      1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

            "Account" means an "account" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "Acquired Debt" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person is merged with or into either
Borrower or a Restricted Subsidiary, becomes a Restricted Subsidiary or Indebtedness assumed in connection with the acquisition of assets from such Person other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into either Borrower or a Restricted Subsidiary or becoming a Restricted Subsidiary or such acquisition of assets.

            "Additional   Documents"  has  the  meaning  set  forth  in  Section
4.4(b)(i).

            "Advances" has the meaning set forth in Section 2.1(a).

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise.

            "Affiliate Transaction" has the meaning set forth in Section 7.14.

            "Agent" means Wells Fargo Foothill, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

            "Agent's Account" means the account identified on Schedule A-1.

            "Agent Advances" has the meaning set forth in Section 2.3(e)(i).

            "Agent's Liens" means the Liens granted by Borrowers or Guarantors to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

            "Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees and agents.

            "Agreement" has the meaning set forth in the preamble hereto.

            "Annualized Quarterly Combined EBITDA" means, as of any date of determination (which date of determination shall be as of the last day of any month and need not be the end of a fiscal quarter), the product of Borrowers' Combined EBITDA for the period of 3 months then ending times 4.

            "Applicable Capital Gain Tax Rate" means a rate equal to the sum of:

            (a) the highest marginal Federal income tax rate applicable to net capital gain of an individual who is a citizen of the United States, plus

            (b) (i) the greatest of (x) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of California, (y) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Louisiana, and (z) an amount equal to the sum of the highest marginal state and local income tax rates applicable to net capital gain of an individual who is a resident of the State of Iowa, multiplied by (ii) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above.

            "Applicable Income Tax Rate" means a rate equal to the sum of:

            (a) the highest marginal Federal ordinary income tax rate applicable to an individual who is a citizen of the United States, plus

            (b) (i) the greatest of (x) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of California, (y) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of Louisiana, and (z) an amount equal to the sum of the highest marginal state and local ordinary income tax rates applicable to an individual who is a resident of the State of Iowa, multiplied by (ii) a factor equal to 1 minus the highest marginal Federal income tax rate described in clause (a) above.

            "Applicable Gaming Laws" has the meaning set forth in Section 9.1.

            "Applicable Margin" means as of any date of determination, the applicable percentage indicated below that corresponds to Combined EBITDA for the 12-month period ended immediately prior to the date of determination:

--------------------------------------------------------------------------------
 Pricing         Combined        Applicable       Applicable        Applicable
  Level        EBITDA as of      Margin for       Margin for        Margin for
                the end of      Advances that    Advances that      Letter of
                each fiscal     are Base Rate      are LIBOR        Credit Fee
                  quarter           Loans         Rate Loans
--------------------------------------------------------------------------------
 Level I     Less than              1.00%            3.50%            3.00%
             $25,000,000
--------------------------------------------------------------------------------
 Level II    Greater than or        0.75%            3.25%            2.75%
             equal to
             $25,000,000, but
             less than
             $35,000,000
--------------------------------------------------------------------------------
Level III    Greater than or        0.50%            3.00%            2.50%
             equal to
             $35,000,000
--------------------------------------------------------------------------------

The Applicable Margin for each Advance and the Letter of Credit Fee shall be determined as of the end of each fiscal quarter by reference to Combined EBITDA for the 12-month period then ending; provided, however, that (a) no change in the Applicable Margin shall be effective until 3 Business Days after the date on which Agent receives financial statements pursuant to Section 6.3(a), and a certificate of the chief financial officer of Parent demonstrating such amount, attaching thereto a schedule in form reasonably satisfactory to Agent of the computations used by Parent in determining such Combined EBITDA for such preceding 12 month period ending as of the end of the most recently ended fiscal quarter, and (b) the Applicable Margin shall be the interest rate margin set forth for Level I above with respect to the applicable Advances and Letter of Credit Fee, respectively, (i) from the Closing Date through and including the second Business Day after Agent receives the information required by clause (a) of this proviso for the fiscal quarter ending September 30, 2004, (ii) if Parent has not submitted to Agent the information described in clause (a) of this proviso as and when required under Section 6.3(a), for so long as such information has not been received by Agent, and (iii) at the election of Agent or the Required Lenders, upon the occurrence and during the continuation of any Event of Default (whether or not the Default Rate of interest shall then be in effect).

            "Applicable Prepayment Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, $1,400,000, (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, $1,050,000, (c) during the period of time from and including the date that is the second anniversary of the Closing Date up to the third anniversary of the Closing Date, $700,000, and (d) during the period of time from and including the date that is the third anniversary of the Closing Date up to the Maturity Date, $350,000.

            "Asset Sale" means:

            (a) any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation) (collectively, a "transfer") of any assets of Borrowers or any Restricted Subsidiary; or

            (b) any direct or indirect issuance or sale of any Equity Interests of any Borrower or any Restricted Subsidiary (other than directors' qualifying shares), in each case to any Person (other than Borrowers or a Restricted Subsidiary).

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit A-1.

            "Authorized Person" means any officer or other employee of any Borrower.

            "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

            "Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.

            "Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of an extant LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

            "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "Base Rate Loan" means the portion of the Advances or the Term Loan that bears interest at a rate determined by reference to the Base Rate.

            "Base Rate Term Loan Margin" means 2.50%.

            "Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Closing Date) whether or not otherwise applicable.

            "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower or any Subsidiary or ERISA Affiliate of any Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past 6 years.

            "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

            "Books" means all of Borrowers' and their respective Subsidiaries' now owned or hereafter acquired books and records (including all of their Records indicating, summarizing, or evidencing their assets (including the Collateral) or liabilities, all of Borrowers' and their respective Subsidiaries' Records relating to their business operations or financial condition, and all of their goods or General Intangibles related to such information).

            "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

            "Borrower Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) all of its Accounts,

            (b) all of its Books,

            (c) all of its commercial tort claims described on Schedule 5.7,

            (d) all of its Deposit Accounts;

            (e) all of its Equipment,

            (f) all of its General Intangibles,

            (g) all of its Inventory,

            (h) all of its Investment Property,

            (i) all of its judgments,

            (j) all of its Negotiable Collateral,

            (k) all of its Real Property Collateral,

            (l) all money or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of Agent, and

            (m) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all

Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

      Notwithstanding the foregoing, "Borrower Collateral" shall not include any of the Excluded Assets.

            "Borrowing" means a borrowing hereunder consisting of Advances (or term loans, in the case of the Term Loan) made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, in each case, to a Borrower.

            "Borrowing Base" has the meaning set forth in Section 2.1(a).

            "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in New York, New York or Los Angeles, California, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "Capital Expenditure Carry Forward Amount" shall mean, to the extent positive, for any fiscal year, a carry forward amount equal to (a) for fiscal year 2005, $7,000,000 less the aggregate amount of capital expenditures made pursuant to Section 7.20(b)(i) in fiscal year 2004 and (b) for fiscal year 2006 and each fiscal year thereafter, $6,000,000 less the aggregate amount of capital expenditures made pursuant to Section 7.20(b)(i) in the immediately preceding fiscal year.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.

            "Capital Stock" means, (a) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (b) with respect to a limited liability company, any and all membership interests, and (c) with respect to any other Person, any and all partnership or other equity interests of such Person.

            "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (b) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing within one year after the date of acquisition, (c) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (a) and (b) above and (d) repurchase obligations for underlying securities of the types and with the maturities described above.

            "CFC" means a controlled foreign corporation (as that term is defined in the IRC).

            "Change of Control"  means the  occurrence of any of the  following:
(a) during any period of 2 consecutive calendar years, individuals who at the beginning of such period constituted the Managers of Parent (together with any new Managers whose election as a Manager or whose nominations for election by Parent's members or stockholders, was approved by a majority of Managers then still in office who were either Managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Managers then in office; provided, however, that there shall be no Change of Control pursuant to this clause (a) if during such 2-year period any of the Excluded Persons continue to (i) own, directly or indirectly, a majority of the Voting Stock of Parent or (ii) control or manage, directly or indirectly, the day-to-day operations of Parent; (b) any Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the aggregate voting power of the Voting Stock of Parent, or conversely, any Person that beneficially owns, directly or indirectly, a majority of the aggregate voting power of the Voting Stock of Parent on the Closing Date becomes the Beneficial Owner, directly or indirectly, of less than a majority of the voting power of the Voting Stock of Parent; (c) any Borrower adopts a plan of liquidation; (d) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of any Borrower and its Restricted Subsidiaries, in each case, taken as a whole, to any Person other than a Borrower or a Restricted Subsidiary; or (e) the first day on which Parent fails to own 100% of the issued and outstanding Capital Stock of Borrowers. As used in this definition, "Person" (including any group that is deemed to be a "Person") has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

            "Closing Date" means June ___, 2004.

            "Closing Date Business Plan" means the set of Projections of Borrowers for the period from the Closing Date to December 31, 2004 (on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

            "Code" means the New York Uniform Commercial Code, as in effect from time to time.

            "Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by each Borrower, its Subsidiaries or each Guarantor in or upon which a Lien is granted under any of the Loan Documents. Notwithstanding the foregoing, "Collateral" shall not include any of the Excluded Assets.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Books, Equipment or Inventory, in each case, in form and substance satisfactory to Agent.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds and proceeds of cash sales, rent and tax refunds).

            "Combined EBITDA" means, with respect to Borrowers for any fiscal period, the sum of Combined Net Income for such period, without duplication;

            plus (a) consolidated income tax expense of Borrowers and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period and the amount of Permitted Tax Distributions subtracted from Net Income in the determination of the Combined Net Income of such Person for such period;

            plus (b) Combined Interest Expense, to the extent that such Combined Interest Expense was deducted in computing such Combined Net Income;

            plus (c) Combined Non-Cash Charges, to the extent deducted in computing such Combined Net Income;

            plus (d) reasonable costs and expenses (other than costs and expenses incurred in connection with the acquisition, construction or renovation of any Gaming Property) directly relating to the opening of any Gaming Property that was, or is under, construction, to the extent deducted in computing such Combined Net Income;

            minus (e) (i) non-cash gains increasing such Combined Net Income and
(ii) the amount of all cash payments made by Borrowers or any of the Restricted Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Combined EBITDA for such period or any prior period;

provided, however, that in determining Combined EBITDA with respect to OED for any period ending on or about: (x) March 31, 2004, Combined EBITDA of OED for such period shall be deemed to be equal to the product of (i) Combined EBITDA of OED for the period from January 1, 2004 to the last day of such period and (ii) 4; (y) June 30, 2004, Combined EBITDA of OED for such period shall be deemed to be equal to the product of (i) Combined EBITDA of OED for the period from January 1, 2004 to the last day of such period and (ii) 2; and (z) September 30, 2004, Combined EBITDA of OED for such period shall be deemed to be equal to the product of (i) Combined EBITDA of OED for the period from January 1, 2004 to the last day of such period and (ii) 1.333.

            "Combined Interest Expense" means, with respect to Borrowers for any period, the result of (a) the consolidated interest expense of Borrowers and their Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capitalized Lease Obligations), to the extent such expense was deducted in computing Combined Net Income for such period, minus (b) amortization expense, write-off of deferred financing costs and any charge related to any premium or penalty paid, in each case, accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost, or charge was included in the calculation made pursuant to clause (a) above; provided that any premiums, fees and expenses (including the amortization thereof) payable in connection with the initial offering of the Notes and the application of the net proceeds therefrom and the refinancing of the obligations under that certain Loan and Security Agreement between DJL and Wells Fargo Foothill, dated as of February 23, 2001, that certain Loan and Security Agreement among OED, OED Capital and Wells Fargo Foothill, dated as of June 24, 2003, in each case as amended through the Closing Date and the Equipment Loan Agreement, and all documents executed in connection with any of the foregoing, shall be excluded from this definition.

            "Combined Net Income" means, with respect to Borrowers for any period, the aggregate of the Net Income of Borrowers and their Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP excluding (to the extent included in calculating such net income) (a) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions and (b) any extraordinary gain or loss, together with any taxes paid or accrued on such gain or loss; provided, that (a) the Net Income of any other Person (other than a Restricted Subsidiary of a Borrower) shall be included only to the extent of the amount of dividends or distributions paid to a Borrower or a Wholly Owned Subsidiary of a Borrower, and (b) the Net Income of any Restricted Subsidiary shall not be included to the extent that declarations of dividends or similar distributions by such Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its owners.

            "Combined Non-Cash Charges" means, with respect to Borrowers for any period, (a) the aggregate depreciation and amortization expense for Borrowers and their Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and (b) all other non-cash charges of Borrowers and their Restricted Subsidiaries for such period, in each case, determined on a consolidated basis in accordance with GAAP, including, without limitation, non-cash charges related to (i) the Management Agreements or the pricing or repricing or issuances of Equity Interests of Borrowers or PGP to employees of Borrowers (whether accruing at or subsequent to the time of such repricing or issuance), (ii) impairment of goodwill, intangibles or fixed assets, (iii) purchase accounting adjustments, and (iv) restructuring charges, non-capitalized transaction costs and other non-cash charges incurred in connection with actual or proposed financings, acquisitions or divestitures (including, without limitation, the initial issuance of the Notes) of Borrowers and their Restricted Subsidiaries for such period; but, in each case, excluding (x) any such charges constituting an extraordinary item or loss, and (y) any such charge which requires an accrual of or a reserve for cash charges for any future period.

            "Commercial Tort Claim/Judgment Assignment" has the meaning set forth in Section 4.4(e).

            "Commitment" means, with respect to each Lender, its Revolver Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

            "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Agent.


            "Contractor" means W.G. Yates & Sons Construction Company.

            "Control Agreement" means a control agreement, in form and substance satisfactory to Agent, executed and delivered by the applicable Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or the applicable bank with respect to a Deposit Account.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.


            "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

            "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, the interest rate then applicable to Advances (inclusive of the Base Rate Margin applicable thereto).

            "Deposit Account" means any deposit account (as that term is defined in the Code).

            "Designated Account" means, with respect to each Borrower, that certain Deposit Account of such Borrower identified on Schedule D-1.

            "Designated Account Bank" means American Trust and Savings Bank, 895 Main Street, Dubuque, Iowa 52001.

            "Diamond Jo" means DJL's riverboat casino which is documented under the laws and flag of the United States with Official Number 973800, and which has as its hailing port Dubuque, Iowa.

            "Diamond Jo II" means DJL's riverboat casino which is documented under the laws and flag of the United States with Official Number 973801, and which has as its hailing port Dubuque, Iowa.

            "Diamond Jo Ship Mortgage" means that Preferred Ship Mortgage dated as of the date hereof and executed by DJL in favor of Agent, encumbering the Diamond Jo Vessels and their related personal property, in form and substance satisfactory to Agent.

            "Diamond Jo Vessels" means those certain riverboat casinos owned and operated by DJL as of the Closing Date, which are known as Diamond Jo and Diamond Jo II.

            "Disbursement Letter" means an instructional letter executed and delivered by Borrowers to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

            "Disqualified Capital Stock" means any Equity interest that (a) either by its terms (or the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of any event would be required to be redeemed or repurchased prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or (b) is convertible or exchangeable at the option of the issuer thereof or any other Person for debt securities that are pari passu or subordinate in respect of payment to the Obligations. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because such Equity Interests mature or become mandatorily redeemable, or give the holders thereof the right to require Borrowers to repurchase such Equity Interests, in each case, upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the applicable Borrower may not repurchase or redeem any such Equity Interests pursuant to the provisions of this Agreement.

            "DJL" has the meaning set forth in the preamble to this Agreement.

            "Dollars" or "$" means United States dollars.

            "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrowers, and (f) during the continuation of an Event of Default, any other Person approved by Agent.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower, any Subsidiary of a Borrower or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower, any Subsidiary of a Borrower or any of their predecessors in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on any Borrower or any Subsidiary of a Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq.; the Toxic Substances Control Act, 15 USC, ss. 2601 et seq.; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental   Liabilities  and  Costs"  means  all   liabilities,
monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means equipment (as that term is defined in the Code), machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), computer hardware, tools, parts and goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "Equipment Loan Agreement" means that certain Loan and Security Agreement, dated as of September 22, 2003, by and among OED, OED Capital, the lenders party thereto, and Wells Fargo Foothill, as the arranger and administrative agent, and the other parties party thereto from time to time.

            "Equity Holder" means (a) with respect to a corporation, each holder of Capital Stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership, (d) with respect to any entity described in clause (a)(iv) of the definition of "Flow Through Entity", the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of "Flow Through Entity", the persons treated for Federal income tax purposes as the owners of the trust property.

            "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower or a Subsidiary of a Borrower under IRC
Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower or a Subsidiary of a Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and
Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower or a Subsidiary of a Borrower and whose employees are aggregated with the employees of a Borrower or a Subsidiary of a Borrower under IRC Section 414(o).

            "Event of Default" has the meaning set forth in Section 8.

            "Event of Loss" means,  with  respect to any property or asset,  any
(a) loss, destruction or damage of such property or asset or (b) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

            "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers and their Subsidiaries aged in excess of their historical levels with respect thereto and all book overdrafts of Borrowers and their Subsidiaries in excess of their historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

            "Excess Cash Distribution Amount for Taxes" means the excess of (a) the aggregate actual cash distributions received by any Borrower or a Restricted Subsidiary from all Flow Through Entities that are not Restricted Subsidiaries during the period commencing with the Closing Date and continuing to and including the date on which a proposed Permitted Tax Distribution is to be made under clause 3 of the second paragraph of Section 7.11 over (b) the aggregate amount of such cash distributions described in the immediately preceding clause
(a) that have  already  been  taken  into  account  for  purposes  of making (i)
Permitted Tax Distributions previously made and which were attributable to a Flow Through Entity that was not a Restricted Subsidiary at the time such Permitted Tax Distribution was made plus (ii) Restricted Payments permitted by clause (c)(i) of Section 7.11 (treating such cash distributions in this clause
(b)(ii) as used to make a Restricted Payment during such period only to the extent that in such period, the total amount of Restricted Payments during such period exceeded the excess of (1) the total amount of Restricted Payments permitted to be made in such period over (2) the amount of such cash distributions described in the immediately preceding clause (a) that were actually received by Borrowers or a Restricted Subsidiary during such period and that were not previously used to make a Permitted Tax Distribution.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Excluded Assets" means (a) the lease for the off track betting parlor operated by Parent in New Iberia, Louisiana; (b) cash, other than cash deposited in Deposit Accounts; (c) assets securing Purchase Money Obligations or Capitalized Lease Obligations permitted to be incurred under this Agreement to the extent a second Lien would not be permitted under the documents evidencing such obligations; and (d) any agreements, permits, licenses (including Gaming Licenses), or the like (including any parcels of the Warner Land that are subject to the mortgage granted by OED to the seller of such land) solely in the event and to the extent that: (i) such agreements, permits, licenses, or the like (including any parcels of the Warner Land that are subject to the mortgage granted by OED to the seller of such land) cannot be subjected to a consensual security interest in favor of Agent without the consent of the licensor or other party to such agreement, permit, license, or the like; (ii) any such restriction is effective and enforceable under applicable law; and (iii) such consent is not obtainable by any Borrower; provided, that each Borrower agrees to use all commercially reasonable efforts (which shall not require the payment of cash to, or the reimbursement of fees and expenses of the consenting party or the making of any material concessions under any such agreement, permit, license (including a Gaming License) or the like (including any parcels of the Warner Land that are subject to the mortgage granted by OED to the seller of such land) to obtain all requisite consents to enable such Borrower to provide a security interest in such agreement, permit, license (including Gaming Licenses) or the like; provided, further, however, that (i) Excluded Assets shall not include (and, accordingly, the Collateral shall include) any and all proceeds of any of the assets described in clause (d) above and any and all proceeds of any of the assets described in clauses (b) and (c) above or of any other Collateral to the extent such proceeds do not constitute Excluded Assets, and (ii) any agreement, permit, license, or the like qualifying as an Excluded Asset under clause (d) above no longer shall constitute an Excluded Asset (and instead shall constitute Collateral) immediately from and after such time as the licensor or other party to such agreement, permit, license, or the like consents to the grant of a security interest in favor of Agent in such agreement, permit, license, or the like or the prohibition against granting a security interest therein in favor of Agent shall cease to be effective.

            "Excluded Person" means (a) Parent, (b) PGP; (c) PGP Investors;  (d)
M. Brent Stevens, Michael S. Luzich and any Affiliate or Manager of PGP, DJL, PGP Investors, M. Brent Stevens or Michael S. Luzich (collectively, the "Existing Holders"), (e) any trust, corporation, partnership or other entity (i) controlled by the Existing Holders and members of the immediate family of the Existing Holders or (ii) 80% of the beneficiaries, stockholders, partners or owners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders or (f) any partnership, the sole general partners of which consist solely of the Existing Holders and members of the immediate family of the Existing Holders.

            "Fee Letter" means that certain fee letter, dated as of even date herewith, between Borrowers and Agent, in form and substance satisfactory to Agent.

            "FEIN" means Federal Employer Identification Number.

            "FF&E" means furniture, fixtures and equipment (including Gaming Equipment) acquired by Borrowers and the Restricted Subsidiaries in the ordinary course of business for use in the construction and business operations of Borrowers and the Restricted Subsidiaries.

            "FF&E Collateral" means all of OED's now owned or hereafter acquired right, title and interest in and to (a) any and all Gaming Equipment or other Equipment, the purchase of which was financed or refinanced, in full or in part, with proceeds of the Term Loan or proceeds of loans made under the Equipment Loan Agreement, and (b) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance coverage of any and all of the foregoing.

            "FF&E Letter of Credit" means that certain letter of credit issued in favor of Agent by Wells Fargo in the face amount of $3,200,000.00, and in form and substance acceptable to the Lender Group.

            "FF&E Obligations" means the principal and interest owing by OED to the Lender Group in connection with the Term Loan.

            "Fixed Construction Costs" means, in connection with the Racino Project to the extent actually incurred by or on behalf of OED, the sum of all:
(a) costs incurred in connection with the purchase of real property (including the land on which the Racino Project is to be located, all adjacent tracts and any other real property purchased by Borrowers related to the Racino Project) and off-site improvements such as easements, access roads, drainage systems, as evidenced by invoices, sales contracts and the like with respect to same, plus
(b) construction costs incurred to date in connection with the completion of the Racino Project as detailed in the Fixed Price Contract as evidenced by invoices with respect to same, plus (c) costs incurred in connection with architectural plans, drawings and specifications with respect to any of the foregoing clauses
(a) and (b), plus (d) costs of acquiring furniture, fixtures and Equipment, to the extent such furniture, fixtures and Equipment constitute Collateral hereunder, in connection with the construction of the Racino Project.

            "Fixed Price Contract" means that certain Agreement, dated as of February 25, 2003, between OED and Contractor, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted hereunder.

            "Flow Through Entity" means an entity that (a) for federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the IRC), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the IRC), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the IRC) other than a "publicly traded partnership" (as defined in
Section 7704 of the IRC), (iv) a business entity that is disregarded as an entity separate from its owners under the IRC, the Treasury regulations, or any published administrative guidance of the Internal Revenue Service or (v) a trust to the extent its income is includible in the taxable income of the grantor or another person under Sections 671 through 679 of the IRC (each of the entities described in the preceding clauses (i), (ii), (iii), (iv) and (v), a "Federal Flow Through Entity"), and (b) for state and local jurisdictions is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

            "Four Quarter Reference Period" has the meaning set forth in Section 7.1(l).

            "Funding Date" means the date on which a Borrowing occurs.

            "Funding Losses" has the meaning set forth in Section 2.16(b)(ii).

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government (including Native American governments), any state, province or city or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including the Louisiana Regulatory Authorities and the Iowa Regulatory Authorities, and any other agency with authority to regulate any gaming or racing operation (or proposed gaming or racing operation) owned, managed or operated by any Borrower or any of its Subsidiaries.

            "Gaming Equipment" means all Equipment composed of slot machines, video poker machines, and all other gaming equipment and related signage, accessories and peripheral equipment.

            "Gaming   License"   means   any   material   license,    franchise,
registration, qualification, findings of suitability or other approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities, including racing facilities and activities, in any state or jurisdiction in which any Borrower or any of its Subsidiaries conduct business or propose to conduct business (including, without limitation, all such licenses granted by the Louisiana Regulatory Authorities and granted by the Iowa Regulatory Authorities under Chapter 99F of the Iowa
Code), and all applicable liquor licenses.

            "Gaming Property" or "Gaming Properties" means one or more of the foregoing: (a) the Diamond Jo Vessels; (b) the Racino Project, in each case, so long as it is owned by Borrowers or a Restricted Subsidiary; and (c) any other gaming facility or gaming operation owned and controlled or to be owned and controlled after the Closing Date by Borrowers or a Restricted Subsidiary and that contains, or that based upon a plan approved by the applicable Borrower's Managers will contain upon the completion of the construction or development thereof, an aggregate of at least 500 slot machines or other gaming devices, provided, in each case, that the property and assets (other than Excluded Assets) of such Gaming Property constitute Collateral.

            "Gaming Property Financing" means a financing, in whole or in part, of (a) the acquisition of any Gaming Property, (b) the construction of any Gaming Property (but only to the extent that the proceeds of such Indebtedness are used to acquire land, furniture, fixtures and equipment, prepare the site or construct improvements thereon) or (c) an investment in any Gaming Property.

            "Gaming Vessel" means a riverboat casino (a) which is substantially similar in size and space to the Diamond Jo Vessels, (b) with at least the same overall qualities and amenities as the Diamond Jo Vessels, and (c) that is developed, constructed and equipped to be in compliance with all federal, state and local laws, including, without limitation, the cruising requirements of Chapter 99F of the Iowa Code. In the event the laws of the State of Iowa change to permit the development and operation of additional land-based casinos, the term "Gaming Vessel" shall be deemed to include a land-based casino meeting the requirements of clauses (a),
(b) and (c) herein.

            "General Intangibles" means general intangibles (as that term is defined in the Code), including payment intangibles, contract rights, rights to payment, rights to gaming permits, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trade secrets, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software (including software imbedded in goods), literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, Deposit Accounts and Negotiable Collateral.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Guarantor Security Agreement" means one or more security agreements executed and delivered by each Guarantor in favor of Agent, in each case in form and substance satisfactory to Agent.

            "Guarantors" means Parent, OED Capital, the Restricted Subsidiaries and all other Persons executing a Guaranty of the Obligations in favor of Agent.

            "Guaranty" means one or more guaranties executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent, including, without limitation, the Subsidiary Guaranty.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements, interest rate exchange agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, including any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount, provided that, in any such case, such agreement or arrangement shall have been entered into for risk management purposes and not for speculative purposes.

            "Holdout Lender" has the meaning set forth in Section 15.2.

            "Ice Harbor Facility" means the Diamond Jo Vessels (or either of them), the Real Property relating thereto and the Lease.

            "Ice Harbor Parking Agreement" means that certain Revised Ice Harbor Parking Agreement for Ice Harbor Urban Renewal District dated May 23, 2000, by and among the City of Dubuque, Dubuque Racing Association, Ltd., the Dubuque County Historical Society, DJL and Spirit of Dubuque, Inc. regarding the parking rights of the parties relating to the real property described therein.

            "Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Borrower or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any payment obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Indenture" means that certain Indenture dated as of April 16, 2004, among Parent, OED Capital, the "Subsidiary Guarantors" (as defined therein) and the Indenture Trustee as in effect on such date.

            "Indenture Trustee" means (a) U.S. Bank National Association, a National Association, in its capacity as trustee under the Indenture, or (b) any successor trustee under the Indenture from time to time.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Intercompany   Subordination   Agreement"   means  a  subordination
agreement executed and delivered by Borrowers, the Restricted Subsidiaries and Agent, the form and substance of which is satisfactory to Agent.

            "Intercreditor Agreement" means that certain Intercreditor Agreement between Wells Fargo Foothill and the Indenture Trustee, dated as of April 16, 2004, in form and substance satisfactory to Agent.

            "Interest Coverage Ratio" means with respect to Borrowers for any period, the ratio of (a) Combined EBITDA, to (b) Combined Interest Expense, in each case, for such period. In calculating Interest Coverage Ratio for any period, (i) pro forma effect shall be given to the incurrence, repayment or retirement by any Borrower or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness incurred in the ordinary course of business for general corporate purposes pursuant to working capital facilities) subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; and (ii) acquisitions that have been made by any Borrower or any of the Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of Borrowers with respect to any portion of such period that falls before the Closing Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

            "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3 or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3 or 6 months after the date on which the

Interest Period began, as applicable, and (e) Borrowers may not elect an Interest Period which will end after the Maturity Date.

            "Inventory" means inventory (as that term is defined in the Code).

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Capital Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means "investment property" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Iowa Code" means the Code of Iowa (1999), as amended from time to time.

            "Iowa Regulatory Authorities" means the Iowa Racing and Gaming Commission, or any successor Gaming Authority in Iowa.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by Agent pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "Lease" means that certain Lease Agreement dated as of February 28, 1990, between the City of Dubuque, Iowa, a municipal corporation, as lessor, and Dubuque Racing Association, Ltd., an Iowa nonprofit corporation, as lessee, as amended from time to time, together with any subleases relating thereto, including (a) that certain Sublease Agreement dated as of October 18, 1993, between Dubuque Racing Association, Ltd., as lessor, and Greater Dubuque Riverboat Entertainment Company, L.C., an Iowa limited liability company, as lessee, as amended by that certain First Amendment to Sublease Agreement entered into effective as of July 15, 1999, by and between Dubuque Racing Association, Ltd., as lessor, and Greater Dubuque Riverboat Entertainment Company, L.C., an Iowa limited liability company, as lessee, and (b) that certain Sublease Assignment entered into as of July 15, 1999, by and between Greater Dubuque Riverboat Entertainment Company, L.C., an Iowa limited liability company, as assignor, and DJL, as assignee.

            "Lender" has the meaning set forth in the preamble to this Agreement.

            "Lender Group" means, individually and collectively, each of the Lenders and Agent.

            "Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower, its Subsidiaries or a Guarantor under any of the Loan Documents that are paid, advanced or incurred by the Lender Group, (b) the actual fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrowers, their Subsidiaries or the Guarantors, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and Uniform Commercial Code searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to or for the account of Borrowers or other members of the Lender Group (by wire transfer or otherwise),
(d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with any Borrower or any Guarantor of the Obligations, (h) Agent's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender or any of such Lender's Affiliates.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit.

            "LIBOR Deadline" has the meaning set forth in Section 2.16(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Option" has the meaning set forth in Section 2.16(a).

            "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.10.

            "Loan Documents" means this Agreement, the Control Agreements, the Diamond Jo Ship Mortgage, the FF&E Letter of Credit, the Disbursement Letter, the Fee Letter, the Guaranties, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Letters of Credit, the Mortgages, the Management Fees Subordination Agreement, the Guarantor Security Agreement, the Officers' Certificate, the Trademark Security Agreement, the Pledge Agreement, the Subordination of Preferred Fleet Mortgage, the Subordinations of Mortgage, any Commercial Tort Claim/Judgment Assignments, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Borrower or any Guarantor in favor of Agent or the Lender Group in connection with this Agreement.

            "Louisiana   Regulatory   Authorities"  means,   collectively,   the
Louisiana Gaming Control Board and the Louisiana State Racing Commission, or any successor Gaming Authority in Louisiana.

            "Management  Agreements"  means,  collectively,   profits  interests
grants or similar equity interest arrangements, employment agreements, consulting agreements, management agreements and other similar arrangements entered into from time to time by any Borrower, any Guarantor or any of their Affiliates and any manager, officer, member or employee thereof or consultant thereto and such or similar agreements, as amended, modified, supplemented or restated from time to time consistent with industry practice to the extent permitted by Section 7.8(b).

            "Management Fees Subordination Agreement" means that certain Management Fees Subordination Agreement, dated as of the Closing Date, among Parent, Borrowers, Agent, and PGP, and each supplement thereto executed by any Person entitled to receive management or similar fees from any Borrower, the form and substance of which is satisfactory to Agent.

            "Manager" means, with respect to any Person (a) if such Person is a limited liability company, the members of the board of managers, or members of such other body performing similar functions for such Person, manager or managers, as appointed pursuant to the operating agreement of such Person as then in effect, or in the event that there are no managers or board of managers or similar governing body, the sole member or (b) otherwise, the members of the board of directors (if such Person is a corporation) or other governing body of such Person.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers and their Subsidiaries taken as a whole, (b) a material impairment of a Borrower's or a Subsidiary of a Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral or the FF&E Letter of Credit, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower or a Subsidiary of a Borrower.

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Maximum Revolver Amount" means $35,000,000.

            "Monthly Financial Report" has the meaning set forth in Section 6.3(a).

            "Moody's"  means  Moody's  Investors   Service,   Inc.,  a  Delaware
corporation, and its successors.

            "Mortgage Policy" has the meaning set forth in Section 3.1(o).

            "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower or a Guarantor in favor of Agent, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

            "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

            "Net Income" means, with respect to any Person for any period, (a) the net income (or loss) of such Person for such period, determined in accordance with GAAP, reduced by (b) the maximum amount of Permitted Tax Distributions attributable to such net income for such period.

            "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (including insurance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash

Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received), net of:

            (a) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of Borrowers,

            (b) taxes required to be paid by Borrowers, any of their Restricted Subsidiaries, or any Equity Holder of Borrowers (or, in the case of any Equity Holder of Borrowers that is a Flow Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes,

            (c) amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale, and

            (d) appropriate amounts provided as a reserve by the applicable Borrower or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the applicable Borrower or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale).

            "Note" and "Notes" shall have the meanings ascribed thereto in the Indenture.

            "Obligations" means all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums (including the Applicable Prepayment Premium), liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrowers are required to pay or reimburse by the Loan Documents or by law. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

            "OED EBITDA" means, with respect to any fiscal period, OED's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP; provided, however, that in determining EBITDA for any period ending on or about: (a) March 31, 2004, EBITDA for such period shall be deemed to be equal to the product of (x) EBITDA for the period from January 1, 2004 to the last day of such period and (y) 4, (b) June 30, 2004, EBITDA for such period shall be deemed to be equal to the product of (x) EBITDA for the period from January 1, 2004 to the last day of such period and (y) 2, and (c) September 30, 2004, EBITDA for such period shall be deemed to be equal to the product of (x) EBITDA for the period from January 1, 2004 to the last day of such period and (y) 1.333.

            "OED Capital" means The Old Evangeline Downs Capital Corp., a Delaware corporation.

            "OED Indenture" means that certain Indenture dated as of February 25, 2003, among OED, OED Capital, the "Guarantors" (as defined therein) and U.S. Bank National Association, as trustee.

            "OED Note Documents" means, collectively, the OED Indenture, the Notes (as defined in the OED Indenture), and the Collateral Documents (as defined in the OED Indenture), in each case as such document may be amended, restated, supplements or modified from time to time with the consent of Agent.

            "Officers' Certificate" means the representations and warranties of officers form submitted by Agent to each Borrower, together with such Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

            "Originating Lender" has the meaning set forth in Section 14.1(e).

            "Overadvance" has the meaning set forth in Section 2.5.

            "Parent" means Peninsula Gaming, LLC, a Delaware limited liability company.

            "Participant" has the meaning set forth in Section 14.1(e).

            "Participant Register" has the meaning set forth in Section 14.1(i).

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) sales or other dispositions by any Borrower or any Guarantor of FF&E Collateral (other than assets that compose the Ice Harbor Facility and the Racino Project) that is substantially worn, damaged, or obsolete in the ordinary course of business; provided, however, Agent shall have received 10 days' prior written notice of such sale or disposition, and upon the consummation of such sale of disposition, OED shall repay the Term Loan in an amount equal to the Net Proceeds for such Collateral (which repayment shall be applied against the installments due under Section 2.2 in the inverse order of maturity), (b) sales or other dispositions by any Borrower or any Guarantor of Equipment (other than (i) assets that compose the Ice Harbor Facility and the Racino Project and (ii) FF&E Collateral) that is substantially worn, damaged, or obsolete in the ordinary course of business; provided, however, Agent shall have received 10 days' prior written notice of such sale or disposition, and upon the consummation of such sale of disposition, such Borrower shall repay Advances, as applicable, in an amount equal to the Net Proceeds for such Collateral, (c) sales by any Borrower or any Guarantor of Inventory to buyers in the ordinary course of business, (d) the use or transfer of money or Cash Equivalents by any Borrower, any Restricted Subsidiary or any Guarantor in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (e) the licensing by any Borrower, any Restricted Subsidiary or any Guarantor, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (f) transfers of assets by a Borrower or a Restricted Subsidiary to another Borrower or another Restricted Subsidiary,
(g) any exchange of Equipment for replacement Equipment in the ordinary course of business, so long as such replacement Equipment is of equal fair market value to the Equipment so replaced and (h) so long as no Event of Default has occurred and is then continuing, dispositions of assets (other than FF&E Collateral) with an aggregate fair market value not to exceed $1,000,000 during the term of this Agreement.

            "Permitted Investments" means:

            (a) Investments in Borrowers or in any Restricted Subsidiary;

            (b) Investments in Cash Equivalents;

            (c) Investments in a Person, if, as a result of such Investment, such Person (i) becomes a Wholly Owned Subsidiary, or (ii) is, subject to the terms of Section 7.3, merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Borrowers or a Wholly Owned Subsidiary;

            (d) Hedging Obligations;

            (e) Investments as a result of consideration received in connection with an Asset Sale made in compliance Section 7.4;

            (f) Investments existing on the Closing Date and set forth on Schedule P-2 attached hereto;

            (g) Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of Parent;

            (h) credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

            (i) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Borrowers (i) in satisfaction of judgments or (ii) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers;

            (j) loans or other advances to employees of Borrowers and the Restricted Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding;

            (k)  intercompany  Indebtedness  incurred  pursuant to clause (f) of
Section 7.1;

            (l) Investments in the Notes or any additional Notes; and

            (m) Investments not otherwise permitted by clauses (a) through (l) above, not to exceed $10,000,000.

            "Permitted Lien" means:

            (a) Liens in favor of Agent securing the Obligations;

            (b) Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

            (c) security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of borrowed money) or leases, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice and not in connection with the borrowing of money;

            (d) Liens for taxes, assessments or other governmental charges that do not cause an Event of Default hereunder and are either (i) not yet delinquent or (ii) the subject of a Permitted Protest;

            (e) Liens of carriers, warehousemen, mechanics, landlords, material men, suppliers, repairmen or other like Liens, in each case arising by operation of law in the ordinary course of business consistent with industry practices (other than Liens arising under ERISA) and not in connection with the borrowing of money if (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are the subject of a Permitted Protest;

            (f) easements, rights of way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business, and that, in the aggregate, do not materially detract from the value of the property subject thereto (as such property is used by Borrowers or a Restricted Subsidiary) or materially interfere with the ordinary conduct of the business of Borrowers or any of the Restricted Subsidiaries;

            (g) Liens arising from deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation or otherwise arising from statutory or regulatory requirements of Borrowers or any of the Restricted Subsidiaries;

            (h) Liens securing Refinancing Indebtedness incurred in compliance with the terms hereof to refinance Indebtedness secured by Permitted Liens; provided, (i) such Liens do not extend to any additional property or assets;
(ii) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Obligations, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed on terms reasonably satisfactory to Agent; and (iii) such

Liens are no more adverse to the interests of the Lenders than the Liens replaced or extended thereby;

            (i) Liens that secure Acquired Debt or Liens on property acquired by a Borrower or any Restricted Subsidiary in the ordinary course of business or in connection with a Permitted Investment; provided, that such Liens do not extend to or cover any other property or assets and were not put in place in anticipation of such acquisition;

            (j) any interest or title of a lessor under any operating lease; provided that such Liens do not extend to any property or assets which are not leased property subject to such operating lease;

            (k) Liens that secure Purchase Money Obligations and Capitalized Lease Obligations permitted to be incurred under this Agreement; provided that such Liens do not extend to or cover any property or assets other than those being acquired, leased or developed and property and assets which, immediately prior to the incurrence of such Purchase Money Obligations or Capitalized Lease Obligations, secured other Indebtedness of a Borrower and the Restricted Subsidiaries (to the extent such other Indebtedness and the Liens securing such other Indebtedness are permitted under this Agreement) to the lender of such Purchase Money Obligations or Capitalized Lease Obligations;

            (l) Liens in favor of the Indenture Trustee securing the Senior Note Documents; provided such Liens are subject to the Intercreditor Agreement at all times;

            (m) with respect to any vessel included in the Collateral, certain maritime liens, including liens for crew's wages and salvage;

            (n) Liens on deposit  accounts or Cash  Equivalents  incurred in the
ordinary  course  of  business  securing  Hedging  Obligations,   which  Hedging
Obligations are otherwise permitted under this Agreement;

            (o) Liens existing on the Closing Date to the extent and in the manner such Liens are in effect on the Closing Date;

            (p) Liens on the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

            (q) leases or subleases of Real Property (other than the Racino Project and the Ice Harbor Facility) granted to others that do not interfere in any material respect with the business of Borrowers or any of the Restricted Subsidiaries or materially detract from the value of the relative assets of Borrowers or any Restricted Subsidiary;

            (r)  Liens  securing  reimbursement   obligations  with  respect  to
commercial letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; and

            (s) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent.

            "Permitted Protest" means the right of any Borrower or any of its Subsidiaries, as applicable, to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that
(a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower or any of its Subsidiaries, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

            "Permitted Tax  Distribution" in respect of Borrowers,  means,  with respect to any taxable year or portion thereof in which a Borrower is a Flow Through Entity, the sum of: (i) the product of (a) the excess of (1) all items of taxable income or gain (other than capital gain) of such Borrower for such year or portion thereof over (2) all items of taxable deduction or loss (other than capital loss) of such Borrower for such year or portion thereof, multiplied by (b) the Applicable Income Tax Rate, plus (ii) the product of (a) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of such Borrower for such year or portion thereof,  multiplied by
(b) the Applicable Capital Gain Tax Rate, plus (iii) the product of (a) the net short-term capital gain (i.e., net short-term capital gain in excess of net long-term capital loss), if any, of such Borrower for such year or portion thereof, multiplied by (b) the Applicable Income Tax Rate, minus (iv) the aggregate Tax Loss Benefit Amount for such Borrower for such year or portion thereof; provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (i) the greater of (a) the highest aggregate applicable effective marginal rate of Federal, state, and local income tax to which a corporation doing business in the State of California and (b) the highest aggregate applicable effective marginal rate of Federal, state, and local income tax to which a corporation doing business in the state of Louisiana, would be subject to in the relevant year of determination (as certified to Agent by a nationally recognized tax accounting firm) plus 5% and (ii) 60%. For purposes of calculating the amount of the Permitted Tax Distributions the items of taxable income, gain, deduction or loss (including capital gain or loss) of any Flow Through Entity of which such Borrower is treated for Federal income tax purposes as a member (but only for periods for which such Flow Through Entity is treated as a Flow Through Entity), which items of income, gain, deduction or loss are allocated to or otherwise treated as items of income, gain, deduction or loss of such Borrower for Federal income tax purposes, shall be included in determining the taxable income, gain, deduction or loss (including capital gain or loss) of such Borrower.

            Estimated tax distributions may be made within 30 days following March 15, May 15, August 15, and December 15 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year.

            The amount of the Permitted Tax Distribution for a taxable year shall be re-computed promptly after (i) the filing by the applicable Borrower and each Subsidiary of such Borrower that is treated as a Flow Through Entity of their respective annual income tax returns and (ii) an appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss of such Borrower or any such Subsidiary that is treated as a Flow Through Entity for such taxable year or the aggregate Tax Loss Benefit Amount carried forward to such taxable year should be adjusted (each of clauses (i) and (ii) a "Tax Calculation Event"). To the extent that the Permitted Tax Distributions previously distributed in respect of any taxable year are either greater than (a "Tax Distribution Overage") or less than (a "Tax Distribution Shortfall") the Permitted Tax Distributions with respect to such taxable year, as determined by reference to the computation of the amount of the items of income, gain, deduction, or loss of such Borrower and each such Subsidiary in connection with a Tax Calculation Event, the amount of the estimated Permitted Tax Distributions that may be made on the estimated tax distribution date immediately following such Tax Calculation Event shall be reduced or increased as appropriate to the extent of the Tax Distribution Overage or the Tax Distribution Shortfall. To the extent that a Tax Distribution Overage remains after the estimated tax distribution date immediately following such Tax Calculation Event, the amount of the estimated Permitted Tax Distribution that may be made on the subsequent estimated tax distribution date shall be reduced to the extent of such Tax Distribution Overage.

            Prior to making any Permitted Tax Distributions, the applicable Borrower shall require each Equity Holder to agree that promptly after the second estimated tax distribution date following a Tax Calculation Event, such Equity Holder shall reimburse the applicable Borrower to the extent of its pro rata share (based on the portion of Permitted Tax Distributions distributed to such Equity Holder for the taxable year) of any remaining Tax Distribution Overage.

            "Person"  means natural  persons,  corporations,  limited  liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Borrower Collateral other than Real Property Collateral and the proceeds thereof constituting Real Property.

            "PGC Indenture" means that certain Indenture, dated as of July 15, 1999, among DJL, Peninsula Gaming Corporation, a Delaware corporation, and U.S. Bank National Association, as trustee.

            "PGP" means Peninsula Gaming Partners, LLC, a Delaware limited liability company, the direct parent and sole manager of Parent.

            "PGP Investors" means PGP Investors, LLC, a Delaware limited liability company.

            "Pledge Agreement" means a stock pledge agreement executed and delivered by (a) Parent in respect of the Capital Stock of Borrowers and OED Capital, and (b) Borrowers in respect of the Capital Stock of the Restricted Subsidiaries, in form and substance satisfactory to Agent.

            "Pro Rata Share" means, as of any date of determination:

            (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing

(y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

            (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse Agent, and to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,

            (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term Loan, the percentage obtained by dividing (y) such Lender's Term Loan Commitment, by (z) the aggregate amount of all Lenders' Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (y) the principal amount of such Lender's portion of the Term Loan by (z) the principal amount of the Term Loan, and

            (d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment plus the outstanding principal amount of such Lender's portion of the Term Loan, by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the outstanding principal amount of the Term Loan; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of such Lender's portion of the Term Loan, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of the Term Loan.

            "Projections" means Borrowers' forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Borrowers' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Purchase Money Obligations" means Indebtedness the proceeds of which are used solely by Borrowers and the Restricted Subsidiaries (and concurrently with the incurrence of such Indebtedness) to acquire or lease or improve, respectively, FF&E; provided, that (a) the principal amount of such
Indebtedness does not exceed the costs (including sales and excise taxes, installation and delivery charges, capitalized interest and other direct fees, costs and expenses) of the FF&E purchased or leased with proceeds thereof and
(b) such Indebtedness is secured only by the assets so financed and assets which, immediately prior to the incurrence of such Indebtedness, secured other Indebtedness of Borrowers and the Restricted Subsidiaries (to
the  extent  such  other   Indebtedness   and  the  Liens  securing  such  other
Indebtedness are permitted under this Agreement) to the lender of such Indebtedness.

            "Racino Project" means the project to design, develop, construct, equip and operate that certain casino and race track to be located in Opelousas, St. Landry Parish, Louisiana.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower, any Subsidiary of a Borrower or any Guarantor and the improvements thereto.

            "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1, and any Real Property hereafter acquired by any Borrower or any Guarantor.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Refinance" has the meaning set forth in Section 7.1(k).

            "Refinancing Indebtedness" has the meaning set forth in Section 7.1(k).

            "Register" has the meaning set forth in Section 14.1(h).

            "Registered Loan" has the meaning set forth in Section 2.13.

            "Registered Note" has the meaning set forth in Section 2.13.

            "Related Business" means the gaming, entertainment and hotel businesses conducted (or proposed to be conducted) by Borrowers and their Restricted Subsidiaries as of the Closing Date and any and all other businesses that in the good faith judgment of the Managers of Borrowers are materially related or incidental businesses (including, without limitation, food and beverage distribution operations).

            "Remedial  Action" means all actions taken to (a) clean up,  remove, remediate,  contain,  treat,  monitor,  assess,  evaluate, or in any way address
Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601.

            "Replacement Lender" has the meaning set forth in Section 15.2.

            "Report" has the meaning set forth in Section 16.17(a).

            "Required Lenders" means, at any time, (a) Agent, and (b) the Lenders whose Pro Rata Shares aggregate 51% of the Commitments, or if the Commitments have been terminated, 51% of the Obligations outstanding.

            "Reserve Percentage" means on any day, for Agent, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Agent, but so long as Agent is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Payment" means:

            (a) any dividend or other distribution declared or paid on account of any Equity Interests of a Borrower or any of the Subsidiaries, any payment of any management fees to any Person, or any other payment to any Affiliate of a Borrower or any Excluded Person or Affiliate thereof (other than, in each case,
(i) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of such Borrower or (ii) amounts payable to the applicable Borrower or any Restricted Subsidiary);

            (b) any payment to purchase, redeem or otherwise acquire or retire for value any Equity Interest of a Borrower, any Subsidiary or any other Affiliate of such Borrower (other than any such Equity Interest owned by the applicable Borrower or any Restricted Subsidiary); or

            (c) any Restricted Investment.

            "Restricted Subsidiaries" means any Subsidiary which at the time of determination is not an Unrestricted Subsidiary.

            "Return from Unrestricted Subsidiaries" has the meaning set forth in the Indenture.

            "Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

            "Revolver Usage" means, as of any date of determination,  the sum of
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "Revolving Lender" means a Lender with a Revolver Commitment.

            "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrowers to Agent with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by Agent to the Underlying Issuer to the extent not reimbursed by

Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

            "S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc., a New York corporation, and its successors.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities Account" means a "securities account" as that term is defined in the Code.

            "Seller Preferred" means the $4,000,000 face amount of DJL's redeemable preferred membership interests issued on July 15, 1999.

            "Senior Note Documents" means, collectively, the Indenture, the Notes, and the Security Agreements (as such term is defined in the Indenture), in each case as such document may be amended, restated, supplemented or modified from time to time with the consent of Agent.

            "Settlement" has the meaning set forth in Section 2.3(f)(i).

            "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

            "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

            "Subordination of Mortgage" means those certain subordination agreements relating to the Mortgages (as such term is defined in the Indenture) dated as of even date herewith and executed by Indenture Trustee in favor of Agent, in form and substance satisfactory to Agent.

            "Subordination of Preferred Fleet Mortgage" means that Subordination of Preferred Fleet Mortgage in respect of the Diamond Jo Vessels dated as of the date hereof and executed by the Indenture Trustee in favor of Agent, in form and substance satisfactory to Agent.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Capital Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Subsidiary Guaranty" means each guaranty, in form and substance satisfactory to Agent, executed by the Restricted Subsidiaries in favor of Agent.

            "Swing Lender" means Wells Fargo Foothill or any other Revolving Lender that, at the request of a Borrower and with the consent of Agent agrees, in such Revolving Lender's sole discretion, to become the Swing Lender under
Section 2.3(d).

            "Swing Loan" has the meaning set forth in Section 2.3(d)(i).

            "Taxes" has the meaning set forth in Section 16.11(e).

            "Tax Loss Benefit Amount" means with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of such Borrower ending subsequent to the Closing Date available to be carried forward to the applicable taxable year; provided that for such purpose the amount of any such net operating loss or net capital loss shall be used only once and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Closing Date shall be included in determining the amount of net operating loss or net capital loss of the applicable Borrower.

            "Term Loan" has the meaning set forth in Section 2.2.

            "Term Loan Amount" means $14,666,666.68.

            "Term Loan Commitment" means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

            "Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

            "Trademark Security Agreement" means a trademark security agreement executed and delivered by Borrowers and Agent, the form and substance of which is satisfactory to Agent.

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Agent for the benefit of Borrowers.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "Unrestricted Subsidiary" means any Subsidiary of a Borrower that, at or prior to the time of determination, shall have been designated by the Managers of Borrowers as an Unrestricted Subsidiary and each subsidiary of such Subsidiary; provided, that such Subsidiary or any of its subsidiaries does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, Borrowers or any Restricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers of Borrowers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in Section 7.1 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the 4-quarter reference period, and (b) no Default or Event of Default would be in existence following such designation. Borrowers shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers of Borrowers shall be evidenced to Agent by filing with Agent a certified copy of the resolution of the Managers giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions and is permitted by Section 7.1 hereof.

            "Upper Tier Equity Holder" means, in the case of any Flow Through Entity, the Equity Holder of which is, in turn, a Flow Through Entity, the Person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of Borrowers and the Subsidiaries that are Flow Through Entities.

            "Voidable Transfer" has the meaning set forth in Section 17.7.

            "Voting Stock" means Stock of any Person which at the time are entitled to vote in the election of, as applicable, directors, Managers, members or partners generally of such Person.

            "Warner Land" means the 93 acres of land adjacent to the Racino Project acquired by OED from Bart C. Warner pursuant to the Sale with Mortgage, dated October 24, 2003.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

            "Wells  Fargo  Foothill"   means  Wells  Fargo  Foothill,   Inc.,  a
California corporation, and its successors and assigns.

            "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all the Capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by such Person; provided, that with respect to Borrowers, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

      1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

      1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

      1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof,"
"herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

      1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.    LOAN AND TERMS OF PAYMENT.

      2.1   ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender, severally and not jointly, in accordance with such Lender's Revolver Commitment, agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount, less the Letter of Credit Usage or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of (y) the lesser of (i) the product of Borrowers' Combined EBITDA for the 12 month period ending as of the last day of the most recent month for which the Monthly Financial Report has been delivered pursuant to Section 6.3(a) times 150%, or (ii) the product of Borrowers' Annualized Quarterly Combined EBITDA as of the last day of the most recent month for which the Monthly Financial Report has been delivered pursuant to Section 6.3(a) times 150%, minus (z) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

            (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers or their Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, (including, without limitation, any Liens in favor of mechanics or subcontractors arising in connection with the Racino Project), materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral.

            (c) The Lenders with Revolver Commitments shall not have any obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

            (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

      2.2 TERM LOAN. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees, severally and not jointly, in accordance with such Lender's Term Loan Commitment, to make term loans (collectively, the "Term Loan") to OED in an amount equal to such Lender's Pro Rata Share of the Term Loan Amount. The proceeds of the Term Loan shall be used to refinance all outstanding obligations of OED and OED Capital under the Equipment Loan Agreement. The Term Loan shall be repayable in equal monthly installments of principal each in the amount of $333,333.33, commencing on July 1, 2004, and continuing on the first day of each month thereafter until the unpaid balance of the Term Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall also be due and payable in full upon the Maturity Date or any earlier termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise.

      2.3   BORROWING PROCEDURES AND SETTLEMENTS.

            (a) PROCEDURE FOR BORROWING. Each Borrowing (other than the funding of the Term Loan on the Closing Date) shall be made by a written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (California time) 5 Business Days prior to the date that is the requested Funding Date specifying (i) the amount of such Borrowing and
(ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of $1,000,000, or less, such notice will be timely received if it is received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date). At Agent's election, in lieu of delivering the above-described request in writing, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

            (b) AGENT'S ELECTION. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

            (c) MAKING OF LOANS.

                  (i) In the event that Agent  shall  elect to have the terms of this Section  2.3(c) apply to a requested  Borrowing as described in
            Section 2.3(b), then, promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a) (other than the funding of the Term Loan on the Closing Date), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or the Term Loan, as applicable), upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the applicable Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of the Term Loan, as applicable) if Agent shall have actual knowledge that one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived.

                  (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance (or portion of the Term Loan, as applicable) on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrowers of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances (or portion of the Term Loan, as applicable) composing such Borrowing. The failure of any Lender to make any Advance (or portion of the Term Loan, as applicable) on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance (or portion of the Term Loan, as applicable) on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance (or portion of the Term Loan, as applicable) to be made by such other Lender on any Funding Date.

                  (iii) Agent shall not be obligated to transfer to a Defaulting
            Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by any Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrowers shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrowers of their duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrowers at their option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Group's or Borrowers' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

            (d) MAKING OF SWING LOANS.

                  (i) In the event Agent shall elect,  with the consent of Swing
            Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to the applicable Borrower's Designated Account; provided that, notwithstanding anything to the contrary contained in this Section 2.3(d), the aggregate principal amount of Swing Loans outstanding at any one time shall not exceed $5,000,000. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible to be a LIBOR Rate Loan and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

                  (ii) The Swing Loans  shall be secured by the  Agent's  Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

            (e) AGENT ADVANCES.

                  (i) Agent hereby is  authorized  by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"); provided, that notwithstanding anything to the contrary contained in this Section 2.3(e), the aggregate principal amount of Agent Advances outstanding at any one time shall not exceed $2,000,000. Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

                  (ii) The Agent  Advances  shall be  repayable  on  demand  and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances.

            (f) SETTLEMENT. It is agreed that each Lender's funded portion of the Advances is intended by the Revolving Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the Revolving Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrowers) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i) Agent shall  request  settlement  ("Settlement")  with the
            Revolving Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections of Borrowers or their Subsidiaries received, as to each by notifying the Revolving Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Revolving Lender's balance of the Advances (including Swing Loans and Agent Advances) exceeds such Revolving Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Revolving Lender as such Revolving Lender may designate, an amount such that each such Revolving Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances), and (z) if a Revolving Lender's balance of the Advances (including Swing Loans and Agent Advances) is less than such Revolving Lender's Pro Rata Share of the Advances (including Swing Loans and Agent Advances) as of a Settlement Date, such Revolving Lender shall no later than

            12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Revolving Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Agent Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Agent Advances and, together with the portion of such Swing Loans or Agent Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Revolving Lenders. If any such amount is not made available to Agent by any Revolving Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Revolving Lender Rate.

                  (ii) In determining  whether a Revolving  Lender's  balance of the Advances, Swing Loans and Agent Advances is less than, equal to, or greater than such Revolving Lender's Pro Rata Share of the Advances, Swing Loans and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Revolving Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Revolving Lender after such application, such net amount shall be distributed by Agent to that Revolving Lender as part of such next Settlement.

                  (iii) Between Settlement Dates,  Agent, to the extent no Agent
            Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that, in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Borrowers or their Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Revolving Lenders, and Agent shall pay to the Revolving Lenders, to be applied to the outstanding Advances of such Revolving Lenders, an amount such that each Revolving Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Revolving Lender (subject to the effect of letter agreements between Agent and individual Revolving Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Revolving Lenders, as applicable.

            (g) NOTATION. Agent shall record on its books the principal amount of the Advances (or portion of the Term Loan, as applicable) owing to each Lender, including the

Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time, such records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances or portion of the Term Loan in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

            (h) LENDERS' FAILURE TO PERFORM. All Advances (other than Swing Loans and Agent Advances) and the Term Loan shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or the Term Loan or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

            (i) OPTIONAL OVERADVANCES. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances, the outstanding Revolver Usage does not exceed the Borrowing Base by more than the lesser of (A) 10% of the Borrowing Base and (B) $2,000,000, (ii) after giving effect to such Advances, the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance, Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrowers in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

                  (i) In the  event  Agent  obtains  actual  knowledge  that the
            Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Revolving Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event
            Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

                  (ii) Each  Revolving  Lender shall be obligated to settle with
            Agent as provided in Section 2.3(f) for the amount of such Revolving Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Revolving Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

      2.4   PAYMENTS.

            (a) PAYMENTS BY BORROWERS.

                  (i) Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (ii) Unless Agent  receives  notice from any Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

            (b) APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS.

                  (i) Except as otherwise  provided  with respect to  Defaulting
            Lenders and except as otherwise provided in the Loan Documents (and letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender, after giving effect to any letter agreements between Agent and individual Lenders) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account), shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and, subject to the last sentence of this Section 2.4(b)(i), all proceeds of Collateral or the FF&E Letter of Credit received by Agent, shall be applied as follows:

                        (A) first,  to pay any Lender Group Expenses then due to
                  Agent under the Loan Documents, until paid in full, (B) second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

                        (C) third, to pay any fees then due to Agent (for its separate accounts, after giving effect to any letter agreements between Agent and individual Lenders)under the Loan Documents until paid in full,

                        (D) fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

                        (E) fifth,  to pay  interest due in respect of all Agent
                  Advances, until paid in full,

                        (F) sixth, ratably to pay interest due in respect of the
                  Advances (other than Agent Advances), the Swing Loans, and the Term Loan until paid in full,

                        (G) seventh,  to pay the principal of all Agent Advances
                  until paid in full,

                        (H) eighth,  ratably to pay all  principal  amounts then
                  due and payable (other than as a result of an acceleration thereof) with respect to the Term Loan until paid in full,

                        (I) ninth, to pay the principal of all Swing Loans until
                  paid in full,

                        (J) tenth,  so long as no Event of Default has  occurred
                  and is continuing, to pay principal of all Advances until paid in full,

                        (K) eleventh, if an Event of Default has occurred and is
                  continuing, ratably (i) to pay the principal of all Advances until paid in full, (ii) to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full and (iii) to Agent, to be held by Agent, for the ratable benefit of Agent and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

                        (L) twelfth,  if an Event of Default has occurred and is
                  continuing, to pay any other Obligations, and

                        (M) thirteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

                  Notwithstanding the foregoing, (x) proceeds of FF&E Collateral and the FF&E Letter of Credit shall be applied first to repay the FF&E Obligations and then to repay the principal of or interest on any Advances or any Letter of Credit reimbursement obligations, and (y) proceeds of Collateral (other than the FF&E Collateral and the FF&E Letter of Credit) shall not be used to repay principal of or interest on the Term Loan.

                  (ii) In each  instance,  so long as no  Default  or  Event  of
            Default has occurred and is continuing, this Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (iii) For  purposes  of the  foregoing,  "paid in full"  means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (iv) In the event of a direct  conflict  between the  priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this
            Section 2.4 shall control and govern.

      2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations (other than the FF&E Obligations) owed by Borrowers to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12 (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations (other than the FF&E Obligations) in accordance with the priorities set forth in Section 2.4(b). In addition, (a) Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses, but excluding the FF&E Obligations) in Dollars in full to Agent as and when due and payable under the terms of this Agreement and the other Loan Documents and (b) OED hereby promises to pay the FF&E Obligations in Dollars in full to Agent as and when due and payable under the terms of this Agreement and the other Loan Documents.

      2.6 INTEREST: RATES, PAYMENTS, AND CALCULATIONS.

            (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof, at Borrower's option in accordance with Section 2.16 below, as follows: (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the Applicable Margin, (ii) if the relevant Obligation is the Term Loan, at a per annum rate equal to the Base Rate plus the Base Rate Term Loan Margin and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Applicable Margin. The foregoing notwithstanding, at no time shall (x) any portion of the Obligations (other than the Term Loan) bear interest on the Daily Balance thereof at a per annum rate less than 4% and (y) the Term Loan bear interest on the Daily Balance thereof at a per annum rate less than 6%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum applicable daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

            (b) LETTER OF CREDIT FEE. Borrowers shall pay Agent (for the ratable benefit of the Revolving Lenders, subject to any letter agreement between Agent and individual Lenders) a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to the Applicable Margin with respect to Letters of Credit times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

            (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders), (i) all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

            (d) PAYMENT. Interest on Base Rate Loans, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or obligation to extend credit hereunder are outstanding. Interest on LIBOR Rate Loans shall be due and payable, in arrears, on the last day of each Interest Period therefor; provided that, if the Interest Period for such Advance is greater than 3 months, then interest thereon shall be due and payable on each 3 month anniversary of such Advance. Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees and costs provided for in
Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan) to Borrowers' Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

            (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.7 [INTENTIONALLY OMITTED].

      2.8 CREDITING PAYMENTS. The receipt of any payment item by Agent shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

      2.9 DESIGNATED ACCOUNT. Agent is authorized to make the Advances and Agent is authorized to issue the Letters of Credit under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Each Borrower agrees to establish and maintain the Designated Account of such Borrower with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by such Borrower and made by Agent or the Lenders hereunder. A Borrower may add or replace the Designated Account Bank or the Designated Account on 30 days' prior written notice to Agent; provided, however, that (i) such prospective Designated Account Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Designated Account with the prospective Designated Account Bank, and (ii) prior to the time of the opening of such Designated Account, Borrowers and such prospective Designated Account Bank shall have executed and delivered to Agent a Control Agreement. Unless otherwise agreed by Agent and Borrowers, any Advance, Agent Advance or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the applicable Borrower's Designated Account.

      2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which OED will be charged with the Term Loan and Borrowers will be charged with all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued by Agent for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 30 days after receipt thereof by Borrowers, a Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

      2.11 FEES. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

            (a) FEE LETTER FEES. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Agent the fees set forth in the Fee Letter,

            (b) AUDIT, APPRAISAL, AND VALUATION CHARGES. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows,
(i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Agent, (ii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iii) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation, provided that so long as no Event of Default has occurred in any 12 consecutive month period, Borrowers shall not be obligated to reimburse Agent for the costs and expenses of more than 16 audit days in any such 12 consecutive month period, and

            (c) UNUSED LINE FEE. On the first day of each quarter during the term of this Agreement, an unused line fee (for the account of the Revolving Lenders in accordance with their Pro Rata Shares of the Revolver Commitment) in an amount equal to (i) for any preceding quarter in which the average Revolver Usage during such quarter was less than $12,500,000, 0.625% per annum, (ii) for any preceding quarter in which the average Revolver Usage during such quarter was equal to or greater than $12,500,000 but less than $25,000,000, 0.500% per annum and (iii) for any preceding quarter in which the average Revolver Usage during such quarter was equal to or greater than $25,000,000, 0.375% per annum, in each case, times the result of (x) the Maximum Revolver Amount, less (y) the sum of (1) the average Daily Balance of Advances that were outstanding during the immediately preceding quarter, plus (2) the average Daily Balance of the Letter of Credit Usage during the immediately preceding quarter.

      2.12 LETTERS OF CREDIT.

            (a) Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Agent) to Agent and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Agent, Borrowers also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Agent shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances, or

                  (ii) the Letter of Credit Usage would exceed $10,000,000, or

                  (iii) the Letter of Credit  Usage  would  exceed  the  Maximum
            Revolver Amount less the then extant amount of outstanding Advances.

      Borrowers and Agent acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Agent (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Agent is obligated to advance funds under a Letter of Credit, Borrowers shall immediately reimburse such L/C Disbursement to Agent by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if any Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by any Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the
(i) Business Day that any Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

            (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Revolving Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Agent shall promptly pay to Agent the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of Agent or the Lenders with Revolver Commitment, Agent shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of Agent, such Lender's Pro Rata Share of any payments made by Agent under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Agent, such Lender's Pro Rata Share of each L/C Disbursement made by Agent and not reimbursed by Borrowers on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Agent, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by Agent pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by Agent in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Agent) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

            (c) Each Borrower hereby agrees to indemnify, save, defend, and hold Agent harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Agent arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Agent. Each Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Agent's interpretations of any L/C issued by Agent to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Agent shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Agent to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Agent harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Agent under any L/C Undertaking as a result of Agent's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Agent.

            (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Agent all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Agent's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

            (e) Any and all charges, commissions, fees, and costs incurred by Agent relating to Underlying Letters of Credit shall be Agent Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Agent for the account of Agent; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .850% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

            (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Agent with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority:

                  (i) any reserve,  deposit,  or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on the Underlying  Issuer or Agent any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Agent of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Agent, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify any Borrower, and Borrowers shall pay on demand such amounts as Agent may specify to be necessary to compensate Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances that are Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

            (g) The letters of credit described on Schedule 2.12 hereto shall be deemed Letters of Credit issued pursuant to this Section 2.12.

      2.13 REGISTERED NOTES. Agent agrees to record each Advance on the Register referenced in Section 14.1(h). Each Advance recorded on the Register (each a "Registered Loan") may not be evidenced by promissory notes other than Registered Notes (as defined below). Upon the registration of any Advance, Borrowers agree at the request of any Lender, to execute and deliver to such Lender a promissory note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, in form and substance reasonably satisfactory to such Lender, and registered as provided in Section 14.1(h) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed, provided that any Registered Note issued to evidence Advances shall be issued in the principal amount of the applicable Lender's Commitment. Once recorded on the Register, each Advance may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that it is not a Registered Note.

      2.14  CAPITAL  REQUIREMENTS.   If,  after  the  date  hereof,  any  Lender
determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

      2.15 JOINT AND SEVERAL LIABILITY OF BORROWERS.

            (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents (other than with respect to the FF&E Obligations) in consideration of the financial accommodations to be provided by Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations (other than the FF&E Obligations).

            (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (other than the FF&E Obligations)
(including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations (other than the FF&E Obligations) shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

            (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations (other than the FF&E Obligations) as and when due or to perform any of the Obligations (other than the FF&E Obligations) in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

            (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or the Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or the Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or the Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Agent or the Lenders with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this
Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this
Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or the Lenders. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or the Lenders.

            (f) Each Person composing Borrowers represents and warrants to Agent and the Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations (other than the FF&E Obligations). Each Person composing Borrowers further represents and warrants to Agent and the Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations (other than the FF&E Obligations).

            (g) The provisions of this Section 2.15 are made for the benefit of Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, the Lenders, successor, or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations (other than the FF&E Obligations) hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations (other than the FF&E Obligations) shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations (other than the FF&E Obligations), is rescinded or must otherwise be restored or returned by any Agent or the Lenders upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section
2.15 will forthwith be reinstated in effect, as though such payment had not been made.

            (h) Each of the Persons composing Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Agent or the Lenders with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Agent or the Lenders hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

            (i) Each of the Persons composing Borrowers hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Agent, and such Borrower shall deliver any such amounts to Agent for application to the Obligations in accordance with Section 2.4(b).

      2.16 LIBOR OPTION.

            (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Agent has elected to accelerate the maturity of the Obligations, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) as set forth in Section 2.6(d). On the last day of each applicable Interest Period, unless any Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder. OED shall not have the option to request that any portion of the Term Loan bear interest at the LIBOR Rate.

            (b) LIBOR ELECTION.

                  (i) The requesting  Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of such Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day).

                  (ii) Each LIBOR  Notice  shall be  irrevocable  and binding on
            Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall jointly and severally indemnify, defend, and hold Agent and the Revolving Lenders harmless against any loss, cost, or expense incurred by Agent or the Revolving Lenders as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or


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

            (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Agent to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of any Revolving Lender delivered to any Borrower setting forth any amount or amounts that such Revolving Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                  (iii) Borrowers shall have not more than 7 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

            (c) PREPAYMENTS. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections of Borrowers or their
Subsidiaries in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrowers shall indemnify, defend, and hold Agent, the Revolving Lenders and any Revolving Lender's Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

            (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i) The LIBOR Rate may be adjusted  by Agent on a  prospective basis to take into account any additional or increased costs to the Revolving Lenders of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Agent shall give Borrowers notice of such a determination and adjustment and, upon its receipt of the notice from Agents, Borrowers may, by notice to Agent (y) require Agent to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate


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

            Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                  (ii) In the event that any change in market  conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Agent, make it unlawful or impractical for the Revolving Lenders to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Agent shall give notice of such changed circumstances to Borrowers and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Agent's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until Agent determines that it would no longer be unlawful or impractical to do so.

            (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, none of Agent, any Revolving Lender, nor any Revolving Lender's Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Agent, the Revolving Lenders or their Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1 CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. In addition to satisfying each of the conditions precedent set forth in Section 3.3, the obligation of the Lender Group (or any member thereof) to make the initial Advance and the Term Loan (or otherwise extend any credit hereunder) is subject to the prior fulfillment, to the satisfaction of Lender Group, of each of the conditions set forth below:

            (a) the Closing Date shall occur on or before June ___, 2004;

            (b) Agent shall have received all financing statements required by Agent, and Agent shall have received searches reflecting the filing of all such financing statements;

            (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                  (i) the Control Agreements,

                  (ii) the Diamond Jo Ship Mortgage,

                  (iii) the Disbursement Letter,

                  (iv) the Fee Letter,


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

                  (v) the Guaranties  executed by Parent and OED Capital and the
            Guarantor Security Agreement,

                  (vi) the Intercompany Subordination Agreement,

                  (vii) the  Intercreditor  Agreement and the  Subordinations of
            Mortgage for Iowa and Louisiana,

                  (viii) the Management Fees Subordination Agreement,

                  (ix) the  Mortgages,  together with any consents  required for such Mortgages,

                  (x) the Officers' Certificate,

                  (xi) a solvency  certificate  with  respect to  Borrowers  and
            Guarantors,

                  (xii) the Pledge  Agreement,  together  with all  certificates representing the shares of Capital Stock pledged thereunder, as well as Capital Stock powers with respect thereto endorsed in blank, and

                  (xiii) the Subordination of Preferred Fleet Mortgage, and

                  (xiv) the Trademark Security Agreement;

            (d) Agent shall have received a certificate from the Secretary of each Borrower and Guarantor attesting to the resolutions of such Person's board of directors (or comparable manager) authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Person is a party and authorizing specific officers of such Person to execute the same;

            (e) Agent shall have received copies of each Borrower's and Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower or Guarantor, as applicable,

            (f) Agent shall have received a certificate of status with respect to each Borrower and Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower or Guarantor, as applicable, which certificate shall indicate that such Borrower or Guarantor, as applicable, is in good standing in such jurisdiction;

            (g) Agent shall have received certificates of status with respect to each Borrower and Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower or Guarantor, as applicable) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Borrower or Guarantor, as applicable, is in good standing in such jurisdictions;

            (h) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent;

            (i) Agent shall have received Collateral Access Agreements with respect to OED's New Iberia, Louisiana, leased property;

            (j) Agent shall have received opinions of Borrowers' and Guarantors' counsel (including, without limitation, admiralty counsel, real estate counsel and regulatory counsel) in form and substance satisfactory to Agent;

            (k) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of Permitted Protests;

            (l) Agent shall have completed its business, legal, and collateral due diligence, including a collateral audit and review of Borrowers' Books and verification of Borrowers' representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent;

            (m) Agent shall have received and reviewed the Closing Date Business Plan and its detailed budget on remaining construction costs at the Racino Project in form and substance satisfactory to Agent;

            (n) Borrowers shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

            (o) Agent shall have received mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent;

            (p) Agent shall have received copies of each of the following documents, together with a certificate of the Secretary of Parent certifying each document as being true, correct, and complete: (i) the Management Agreements, (ii) the Senior Note Documents, (iii) the Lease, (iv) the Ice Harbor Parking Agreement, and (v) the Fixed Price Contract;

            (q) Agent shall have received the Senior Note Documents and evidence of Borrowers receipt of net proceeds from the Notes of not less than $220,000,000;

            (r) Borrowers shall have received all licenses (including the Gaming Licenses), approvals or evidence of other actions required by any Governmental Authority, including the Louisiana Regulatory Authorities and the Iowa Gaming Authorities, in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

            (s) Agent shall have received evidence that the aggregate amount of Excess Availability plus cash and Cash Equivalents subject to satisfactory Control Agreements, after giving effect to the initial Advances, is not less than $10,000,000;

            (t) Agent shall have received evidence that, upon making of initial Advance hereunder, the outstanding obligations under (i) that certain Loan and Security Agreement between DJL and Wells Fargo Foothill, dated as of February 23, 2001, (ii) that certain Loan and Security Agreement, among OED, OED Capital and Wells Fargo Foothill, dated as of June 24, 2003, in each case as amended through the Closing Date, (iii) the Equipment Loan Agreement and (iv) the PGC Indenture, shall be repaid in full and such agreements shall be terminated and all liens thereunder shall be automatically released;

            (u)  Agent  shall  have  received   evidence  that  the  outstanding
obligations under the OED Indenture shall have been reduced to $6,910,000 and that all liens under the OED Loan Documents shall have been released;

            (v) the Diamond Jo Ship Mortgage shall have been recorded in the applicable filing office of the United States Coast Guard and such other governmental agency as shall be necessary, and Agent shall have received confirmation, satisfactory to Agent, of such recordation; and

            (w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender Group.

            Notwithstanding the foregoing, the Lenders are under no obligation to make the initial Advance or the Term Loan (or otherwise to extend any credit provided for hereunder) unless and until all of the conditions set forth in
Section 3.3 below are satisfied to the satisfaction of Agent.

      3.2 CONDITIONS SUBSEQUENT TO INITIAL EXTENSION OF CREDIT. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

            (a) within 180 days of the Closing Date, deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Agent and its counsel.

      3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member thereof) to make any Advances or issue any Letter of Credit (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

            (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Agent, any Lender, or any of their Affiliates; and

            (d) no Material Adverse Change shall have occurred.

      3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrowers, Agent, and the Lenders and shall continue in full force and effect for a term ending on June 15, 2008 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

      3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (a) providing cash collateral to be held by Agent for the benefit of the Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (b) causing the original Letters of Credit to be returned to Agent). No termination of this Agreement, however, shall relieve or discharge Borrowers or the Guarantors of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrowers' sole expense, execute and deliver any Uniform Commercial Code termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

      3.6 EARLY TERMINATION BY BORROWERS. Borrowers have the option, at any time upon 90 days' prior written notice by Borrowers to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (a) providing cash collateral to be held by Agent for the benefit of the Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (b) causing the original Letters of Credit to be returned to Agent), in full, together with (unless the Obligations are being refinanced with financing provided by or arranged by Wells Fargo or any of its Affiliates) the Applicable Prepayment Premium; provided, however, that such Applicable Prepayment Premium shall be reduced by 50% if the Obligations are repaid in full and this


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

Agreement is terminated as a direct result of the consummation of an initial public offering of Parent's or Borrowers' Capital Stock, a private placement of Parent's or Borrowers' stock or subordinated debt, or a sale (other than a sale that takes place as a consequence of a judicial or nonjudicial foreclosure proceeding or an Insolvency Proceeding) in of all or substantially all the Capital Stock or assets of Parent or Borrowers. If Borrowers have sent a notice of termination pursuant to the provisions of this Section, then the Lenders' obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including either (a) providing cash collateral to be held by Agent for the benefit of the Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (b) causing the original Letters of Credit to be returned to Agent), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (A) termination upon the election of Agent or the Lenders to terminate after the occurrence and during the continuance of an Event of Default, (B) foreclosure and sale of Collateral,
(C) sale of the Collateral in any Insolvency Proceeding, or (D) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Agent and the Lenders or profits lost by Agent or the Lenders as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Agent or the Lenders, Borrowers shall pay the Applicable Prepayment Premium to Agent for the pro rata benefit of the Lenders, measured as of the date of such termination.

4.    CREATION OF SECURITY INTEREST.

      4.1 GRANT OF SECURITY INTEREST.

            (a) Each Borrower hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations (other than the FF&E Obligations) in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrowers of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or Borrowers.

            (b) OED hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising FF&E Collateral in order to secure prompt repayment of any and all of the FF&E Obligations in accordance with the terms and conditions of the Loan Documents. The Agent's Liens in and to the FF&E Collateral shall attach to all FF&E Collateral without further act on the part of Agent or OED.

            (c) Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except as permitted by Section 7.4, Borrowers have no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral.


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

      4.2 NEGOTIABLE COLLATERAL.

            (a) In the event that any Personal Property Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, the applicable Borrower shall immediately notify Agent and, and if and to the extent that perfection of priority of Agent's security interest is dependent on or enhanced by possession, such Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

            (b) Upon request by Agent, the applicable Borrower shall take all steps reasonably necessary to grant Agent control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act; and

            (c) In the event a Borrower retains possession of any chattel paper or instruments otherwise required to be endorsed and delivered to Agent pursuant to Section 4.2(a), all of such chattel paper and instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured thereby are subject to the security interest of Wells Fargo Foothill, Inc., as Agent".

      4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Agent, as Agent's trustee, any of its or its Subsidiaries' Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by the applicable Borrower.

      4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

            (a) Each Borrower authorizes Agent to file, transmit, or communicate, as applicable, Uniform Commercial Code financing statements, original financing statements in-lieu of continuation statements and amendments describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect in order to perfect Agent's security interest in the Collateral without such Borrower's signature, to the extent permitted by applicable law; provided, however, that Agent shall clearly identify Excluded Assets as excepted items, as applicable.

            (b) At any time upon the request of Agent, Borrowers shall execute and deliver, or cause other Persons (including, without limitation, those in possession of any Collateral) to execute and deliver, all further instruments and documents, and take all further action, (i) to perfect and continue perfection of Agent's security interest in the Collateral (whether now owned or hereafter arising or acquired or tangible or intangible), (ii) to create, perfect and insure Liens in favor of Agent in any Real Property acquired after the Closing Date, (iii) in order to consummate fully all of the transactions contemplated hereby and under the other Loan Documents and (iv) to enable Agent to exercise and enforce its rights and remedies


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

hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Borrower shall:

                  (i) execute and deliver,  or cause other  Persons  (including, without limitation, those in possession of any Collateral) to execute and deliver, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, real property security instruments, assignments, Collateral Access Agreements, instruments, powers of attorney, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance reasonably satisfactory to Agent;

                  (ii) at any reasonable  time,  upon request by Agent,  exhibit the Collateral for, and allow inspection of the Collateral by, Agent, or persons designated by Agent; and

                  (iii) at Agent's reasonable request,  appear in and defend any action or proceeding that may affect Agent's security interest in all or any part of the Collateral.

            (c) To the maximum extent permitted by applicable law, each Borrower authorizes Agent to execute any such Additional Documents in the applicable Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. Each Borrower also hereby ratifies its authorization for Agent to have filed in any jurisdiction any financing statements or amendments thereto filed prior to the date hereof. No Borrower shall terminate, amend or file a correction statement with respect to any Uniform Commercial Code financing statement filed pursuant to this Section 4 without Agent's prior written consent, which consent shall not be unreasonably withheld.

            (d) In addition, on such periodic basis as Agent shall require, each Borrower shall (i) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by such Borrower during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by such Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Borrower's ownership thereof and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

            (e) In addition, if any Borrower acquires any commercial tort claim or judgment after the date hereof, such Borrower shall promptly (but in any event within 3 Business Days after such acquisition) deliver to Agent a written description of such commercial tort claim or judgment, as applicable, and shall deliver a written agreement, in form and substance satisfactory to Agent, pursuant to which such Borrower shall grant a perfected security interest in all of its right, title and interest in and to such commercial tort claim or judgment, as applicable, to Agent, as security for the Obligations (other than the FF&E Obligations) (each, a "Commercial Tort Claim/Judgment Assignment").


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

            (f) In addition, each Borrower shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

      4.5 POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Borrower's true and lawful attorney, with power to, from time to time in its discretion, take any action and to execute any instrument that it may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:
(a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) at any time that an Event of Default has occurred and is continuing, send requests for verification of Accounts, (d) at any time that an Event of Default has occurred and is continuing, endorse such Borrower's name on any Collection item that may come into Agent's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, General Intangibles, Real Property or other Collateral directly with Account Debtors or other applicable third parties, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

      4.6 RIGHT TO INSPECT. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time and during normal business hours hereafter, to inspect the Books and to check, test, and appraise the Collateral, operations and assets of Borrowers in order to verify Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

      4.7 CONTROL AGREEMENTS. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19 and, if to another securities intermediary, unless each of the applicable Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

      4.8 FF&E LETTER OF CREDIT. As additional credit enhancement for the repayment of the FF&E Obligations to the Lenders, OED has caused the FF&E Letter of Credit to be issued and delivered to Agent. Agent shall have the right to draw upon the FF&E Letter of Credit in accordance with its terms, in full or in part (and to apply the proceeds thereof to the FF&E


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

Obligations or hold as cash collateral, at the option of Agent); provided, however, that, upon written request of OED, so long as (i) no Default or Event of Default shall then exist, and (ii) the aggregate amount of scheduled principal payments (without giving effect to any prepayments required hereunder) made to Agent with respect to the Term Loan equals or exceeds $3,200,000, Agent agrees to promptly deliver and release to OED the FF&E Letter of Credit.

5.    REPRESENTATIONS AND WARRANTIES.

            In order to induce the Lender Group to enter into this Agreement, each Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

      5.1 NO ENCUMBRANCES. Each Borrower and its Subsidiaries has good and indefeasible title to their personal property assets and good and marketable title to their Real Property, including the Diamond Jo Vessels and the Real Property, in each case free and clear of Liens except for Permitted Liens and except for defects in title that do not interfere in any material respect with its ability to conduct its business or to utilize such property for its intended purpose.

      5.2 [INTENTIONALLY OMITTED].

      5.3 [INTENTIONALLY OMITTED].

      5.4 EQUIPMENT. All of the Equipment (other than any that may have become obsolete or worn-out) is used or held for use in Borrowers' business and is fit for such purposes.

      5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

      5.6 INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

      5.7 STATE OF INCORPORATION; LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN; ORGANIZATIONAL ID NUMBER; COMMERCIAL TORT CLAIMS.

            (a) The jurisdiction of organization of each Borrower and each of its Subsidiaries is set forth on Schedule 5.7.

            (b) The chief executive office of each Borrower and each of its Subsidiaries is located at the address indicated on Schedule 5.7.


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

            (c)  Each  Borrower's  and  each  of  its  Subsidiaries'   FEIN  and
organizational identification number, if any, are identified on Schedule 5.7.

            (d) As of the Closing Date, Borrowers and their Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 5.7.

      5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

            (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized Capital Stock of each Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock.

            (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Capital Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding Capital Stock of each such Subsidiary has been validly issued and is fully paid and (if applicable) non-assessable.

            (d)  Except  as  set  forth  on  Schedule   5.8(c),   there  are  no
subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' Capital Stock or any security convertible into or exchangeable for any such Capital Stock.

            (e) Set forth on Schedule 5.8(e), is a complete and accurate list of each Borrower's Restricted Subsidiaries and Unrestricted Subsidiaries as of the Closing Date.

      5.9 DUE AUTHORIZATION; NO CONFLICT.

            (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

            (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any

Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower,
(ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower (including any of the Senior Note Documents), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (iv) require any approval of any Borrower's members or shareholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

            (c) The execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which such Borrower is a party and the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law) do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person, other than (i) the filing of financing statements, the Diamond Jo Ship Mortgage, fixture filings, and Mortgages and the execution and delivery by the applicable securities intermediary or bank of each Control Agreement, (ii) any consent or approval that has been obtained and remains in full force and effect and (iii) with respect to the exercise by Agent of any rights or remedies in respect of any Collateral, to the extent authorizations, consents or approvals are required by the applicable Gaming Authority or under any intellectual property license, contract or agreement and to the extent any actions are required to be performed by Agent.

            (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower, will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

      5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to Borrowers, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

      5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrowers and the Guarantors that have been delivered by Borrowers to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' and Guarantors' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers or Guarantors since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.


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

      5.12 FRAUDULENT TRANSFER.

            (a) Borrowers and their Subsidiaries, on a consolidated basis, are Solvent.

            (b) No transfer of property is being made by any Borrower or any Subsidiary of a Borrower and no obligation is being incurred by any Borrower or any Subsidiary of a Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers or their Subsidiaries.

      5.13 EMPLOYEE BENEFITS. None of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

      5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Borrowers' knowledge, none of Borrowers' or their Subsidiaries' properties or assets has ever been used by Borrowers, their Subsidiaries or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' nor their Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) none of Borrowers nor any of their Subsidiaries have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers or their Subsidiaries, and (d) none of Borrowers nor any of their Subsidiaries have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower or any Subsidiary of a Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

      5.15 BROKERAGE FEES. Borrowers and their Subsidiaries have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

      5.16 INTELLECTUAL PROPERTY. Each Borrower and each Subsidiary of a Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower or one of its Subsidiaries is the owner or is an exclusive licensee.

      5.17 LEASES. Borrowers and their Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating. All of such leases are valid and subsisting and no material default (after giving effect to any applicable notice and cure periods) by Borrowers or their Subsidiaries exists under any of them.


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

      5.18 DEPOSIT ACCOUNTS. Set forth on Schedule 5.18 are all of the Deposit Accounts of each Borrower and each of its Subsidiaries, including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

      5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrowers or their Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers or their Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrowers' good faith best estimate of their and their Subsidiaries' its future performance for the periods covered thereby.

      5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Borrower and each Subsidiary of a Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

      5.21 LICENSES AND PERMITS.

            (a)  (i) All  material  licenses  (including  all  necessary  Gaming
Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities), for the ownership, use, or operation of the businesses or properties now owned or operated by each Borrower and each Subsidiary of a Borrower, have been validly issued and are in full force and effect; (ii) each Borrower and each Subsidiary of a Borrower is in compliance, in all material respects, with all of the provisions thereof applicable to it; and (iii) none of such licenses, permits, or consents is the subject of any pending or, to any Borrower's knowledge, threatened proceeding for the revocation, cancellation, suspension, or non-renewal thereof. As of the Closing Date (and as of each subsequent date on which a Borrower delivers to Agent an updated schedule pursuant to Section 6.17 below), set forth on Schedule 5.21 is a complete and accurate list of all such licenses, permits, and consents that are necessary and appropriate for the operation of the businesses of each Borrower and each Subsidiary of a Borrower and such schedule identifies the date by which an application for the renewal of such license, permit, or consent must be filed and describes the status of each such pending application.

            (b) Each Borrower and each Subsidiary of a Borrower has obtained (i) all material licenses, permits, and consents necessary or appropriate to conduct its business and operations and (ii) as of the Closing Date, all required approvals from the Gaming Authorities of the transactions contemplated hereby and by the other Loan Documents.


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

            (c) Each Borrower and each Subsidiary of a Borrower owns or possesses all patents, trademarks, trade names, copyrights, and other similar rights necessary for the conduct of business as now carried on or proposed to be conducted, without any known conflict of the rights of others.

      5.22 SENIOR DEBT. (a) This Agreement is the New Revolving Agreement (as defined in the Intercreditor Agreement), (b) the Term Loan is a refinancing of the obligations under the FF&E Credit Agreement (as defined in the Intercreditor Agreement) and (c) all Obligations constitute Credit Facility Indebtedness (as defined in the Intercreditor Agreement).

6.    AFFIRMATIVE COVENANTS.

            Each  Borrower  covenants  and  agrees  that,  so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each of their respective Subsidiaries to do all of the following:

      6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Borrower Collateral that contain information as from time to time reasonably may be requested by Agent.

      6.2 REPORTING. Provide Agent and each Lender with the following documents at the following times in form satisfactory to the Required Lenders:

================================================================================
Monthly (not later than the   (a) a  detailed  itemized  report  reflecting  the
15th day of each month)       prior months and  year-to-date  revenues  from the
                              Vessels,  racetrack,   off-track  betting  parlors
                              (including video poker revenues) and out-of-state satellite operations,
                              (b) a detailed itemized report reflecting tax payments (including real estate, ad valorem and gaming taxes) made during the prior month,



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


                              (c) a detailed  itemized report showing actual and
                              estimated Fixed Construction Costs and a statement
                              reflecting the construction related costs incurred
                              or reasonably expected to be incurred by Borrowers
                              in connection  with the Racino Project prior to or
                              through the  construction  completion date and any
                              variances thereof,
                              (d)  a  detailed   itemized   report  showing  the
                              following  items  by  Gaming  Property:   (i)  the
                              average  daily  dollar  amount of winnings for all
                              Gaming Equipment for such month,  (ii) the average
                              daily  number  of  customers  admitted  into  such
                              Gaming  Property  for such  month,  and  (iii) the
                              average   daily  dollar  amount  of  winnings  per
                              customer admitted for such month,
--------------------------------------------------------------------------------
Monthly (not later than       (e) a Borrowing  Base  Certificate  setting  forth
the 30th day of each          Combined  EBITDA  for  each  Borrower  and  Gaming
month)                        Property,
--------------------------------------------------------------------------------
As prepared or received       (f)  copies  of  each  report  in  respect  of any
                              Borrower's  business issued by a Gaming  Authority
                              or made by Borrower to a Gaming  Authority  within
                              15 days of their  respective  issuance  or  filing
                              date, and
--------------------------------------------------------------------------------
Upon request by Agent         (g) such other  reports as to the  Collateral,  or
                              the  financial  condition of  Borrowers  and their
                              Subsidiaries, as Agent may request.
================================================================================

            In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

      6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent and each
Lender:

            (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year or 90 days in the case of a month that is the end of the fiscal year) after the end of each month during each of Parent's fiscal years (the "Monthly Financial Report"),

                  (i) a company  prepared  consolidated  balance  sheet,  income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                  (ii) a certificate  signed by the chief  financial  officer of
            Parent to the effect that:

                        (A) the financial  statements  delivered  hereunder have
                  been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                        (B) the  representations  and  warranties  of  Borrowers
                  contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

                        (C) there  does not exist any  condition  or event  that
                  constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto),

                        (D) each Borrower is in compliance  with its obligations
                  (including, without limitation, rental payment obligations) under each lease agreement relating to real property leased by such Borrower (except for such defaults described as required pursuant to Section 6.3(a)(ii)(C)), and

                  (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20,

            (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                  (i) financial  statements of Parent and its  Subsidiaries  for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a certificate of such accountants  addressed to Agent and the Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

            (c) as soon as  available,  but in any  event no later  than 30 days
after  the  end  of  each  of  Parent's  fiscal  years,   copies  of  Borrowers'
Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Borrowers and their Subsidiaries during the period covered thereby,

            (d) if and when filed by any Borrower,

                  (i) any filings or monthly  reports  submitted by any Borrower to the Louisiana Regulatory Authorities, the Iowa Regulatory Authorities or any other Gaming Authority other than such filings or monthly reports submitted in the ordinary course of business,


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

                  (ii) any filings made by any Borrower with the SEC,

                  (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) any other  information  that is provided by Parent to its shareholders in their capacities as shareholders generally,

            (e) if and when filed by any Borrower or any Subsidiary of a Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) any Borrower or any Subsidiary of a Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's or any Subsidiary of a Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Borrower or any Subsidiary of a Borrower, or (iii) where any Borrower's or any Subsidiary of a Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

            (f) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

            (g) as soon as any Borrower has knowledge that the construction of the Racino Project cannot be completed by Contractor, or has knowledge that such Borrower cannot meet its obligations under the Fixed Price Contract or any other construction documents, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto,

            (h) as soon as any Borrower has knowledge thereof, notice of any proposed legislation or administrative action specifically affecting any Borrower's or any Subsidiary of a Borrower's gaming activities or the Racino Project submitted to the floor for business before any Governmental Authority in the state of Louisiana or Iowa (including the state legislature or any committee thereof),

            (i) promptly following the end of each fiscal quarter during which any Restricted Payment was made pursuant to Section 7.11(3), Borrowers shall deliver to Agent a certificate signed by the chief financial officer of each Borrower stating that each such Restricted Payment was permitted and setting forth the basis upon which the calculations required by Section 7.11 were computed, which calculations may be based upon the Company's latest available internal financial statements, and

            (j) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrowers or their Subsidiaries.

            In addition to the financial statements referred to above, Borrowers agree (a) to deliver (i) financial statements for Borrowers and their Subsidiaries prepared on both a consolidated and consolidating basis (except for audited financial statements) and (ii) audited financial statements for Borrowers and their Subsidiaries to the extent available and (b) that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning


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

Borrowers or their Subsidiaries that Agent reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agree that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

      6.4 [INTENTIONALLY OMITTED].

      6.5 [INTENTIONALLY OMITTED].

      6.6 MAINTENANCE OF PROPERTIES. Cause all material properties which are owned or leased by Borrowers and their Subsidiaries and used in the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.6 shall prevent Borrowers from discontinuing any operation or maintenance of any of such properties, or disposing of any of them if such discontinuance or disposal is
(a) (i) in the judgment of the Managers of Borrowers, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of Borrowers and their Subsidiaries to satisfy their obligations under this Agreement and other Loan Documents, and, to the extent applicable,
(b) as otherwise permitted under Section 7.4 hereof.

      6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers, their Subsidiaries or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will and will cause their Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Borrower or Subsidiary of a Borrower has made such payments or deposits. Borrowers shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Borrower is required to pay any such excise tax.

      6.8 INSURANCE.

            (a) At Borrowers' expense, maintain insurance respecting their and their Subsidiaries assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers also shall maintain business interruption and comprehensive general liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. In addition to the foregoing, Borrowers shall maintain the following insurance with respect to the Real Property: (i) special causes of loss insurance (formerly known as all-risk insurance), flood and sprinkler leakage, if applicable, in an amount sufficient to prevent any Borrower or any Subsidiary of a Borrower from being or becoming a co-insurer within the terms of the policy or policies providing such insurance, and in any event for not less than the full replacement value of the improvements and the fixtures to the Real Property, as reasonably determined by Agent; (ii) business interruption insurance for loss occasioned by the perils commonly insured in a special causes of loss policy for a period ending no earlier than the Maturity Date and in an aggregate amount not less than the real estate taxes, additional interest and other assessments for the Real Property and all other continuing expenses of the Real Property including, without limitation, all payments required to be made by any Borrower or any Subsidiary of a Borrower under the Leases; (iii) worker's compensation and employer's liability insurance, subject to statutory limits or better, in respect of any work or other operations on, about or in connection with the Real Property; and (iv) such other insurance with respect to the Real Property in such amounts as Agent, from time to time, may reasonably request against such other insurable hazards which are commonly insured against in respect of property similar to the Real Property.

            (b) All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. All such policies of insurance relating to FF&E Collateral shall cover the full replacement cost of such Equipment. The deductible under all insurance policies covering FF&E Collateral shall not exceed $100,000 per occurrence in the case of fire loss, and shall be the lowest commercially available and reasonably priced deductible in case of all other losses. Borrowers shall deliver copies of all such policies, any renewals thereof and evidence of payment of the premiums therefor to Agent, together with a satisfactory lender's loss payable endorsement naming Agent as loss payee as its interests may appear with respect to property insurance or additional insured with respect to liability policies and, if appropriate, a standard noncontributory endorsement in favor of Agent. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 10 days' prior written notice to Agent in the event of cancellation, material change or reduction in the coverage or amounts of the policy for any reason whatsoever. In the event of any casualty loss of assets of any Borrower constituting FF&E Collateral and assets not constituting FF&E Collateral, Borrowers shall allocate any deductible for such loss to the assets not constituting FF&E Collateral, to the extent practicable under the circumstances.

            (c) Borrowers shall give Agent prompt notice of the occurrence of any loss covered by such insurance policies or of any loss relating to a condemnation or taking by eminent domain. Borrowers and Agent agree that the right to make any adjustment of any losses covered by insurance and the distribution and application of monies received for such losses, condemnation or eminent domain shall be as follows:

                  (i) In the  absence  of a Default or Event of  Default,  Agent shall have the exclusive right to adjust any losses payable with respect to the Collateral under any such insurance policies in excess of $2,000,000 in the aggregate, without any liability to Borrowers whatsoever in respect of such adjustments, and any monies received as payment for any loss under any insurance policy mentioned above with respect to the Collateral (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain with respect to the Collateral, may be retained by the applicable Borrower for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction. Borrowers shall consult with Agent in connection with adjusting any losses payable with respect to the Collateral not in excess of $2,000,000.

                  (ii) During the existence of a Default or Event of Default, Agent shall have the exclusive right to adjust any losses payable with respect to the Collateral under any such insurance policies in excess of $150,000 without any liability to Borrower whatsoever in respect of such adjustments, and any monies in excess of $150,000 received as payment for any loss under any insurance policy mentioned above with respect to the Collateral (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain with respect to the Collateral, shall be paid over to Agent to be applied at the election of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrowers under staged payment terms reasonably satisfactory to Agent for application to the cost of repairs, replacements, or restorations.

            (d) Borrowers shall not, and shall not suffer or permit their Subsidiaries to, take out separate or additional insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent and such insurance designates that such insurance is providing coverage secondary to the insurance required to be carried hereunder. Nothing contained herein shall prohibit any Borrower or any Subsidiary of a Borrower from holding or obtaining an owner's policy of title insurance covering any Real Property. Borrowers immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

      6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep Borrowers' and their Subsidiaries' Inventory and Equipment only at the locations identified on
Schedule 5.5; provided, however, that Borrowers may amend Schedule 5.5 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and, if requested by Required Lenders, also provides to Agent a Collateral Access Agreement.

      6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

      6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which any Borrower or any Subsidiary of a Borrower is a party or by which any Borrower's or any Subsidiary of a Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

      6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from the Lender Group under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from the Lender Group under this Agreement.

      6.13 EXISTENCE. At all times preserve and keep in full force and effect each Borrower's and each Subsidiary of a Borrower's valid existence and good standing and any rights and franchises material to their respective businesses.

      6.14 ENVIRONMENTAL.

            (a) Keep any property either owned or operated by any Borrower or any Subsidiary of a Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Borrower or any Subsidiary of a Borrower and take any Remedial Actions required under any applicable Environmental Law to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower or any Subsidiary of a Borrower, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any Subsidiary of a Borrower, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

      6.15 DISCLOSURE UPDATES. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

      6.16 GOVERNMENT AUTHORIZATION. Deliver to Agent, as soon as practicable, and in any event within 10 days after the receipt by such Borrower from any Gaming Authority or other Governmental Authority having jurisdiction over the operations of such Borrower or any Subsidiary of such Borrower or filing or receipt thereof by such Borrower or any Subsidiary of such Borrower (a) copies of any order or notice of such Gaming Authority or such other Governmental Authority or court of competent jurisdiction which designates any Gaming License or other material franchise, permit, or other governmental operating authorization of such Borrower or any Subsidiary of such Borrower or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of such Borrower or any Subsidiary of such Borrower to construct, own, manage, or operate its businesses, and (b) a


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copy of any competing  application filed with respect to any such Gaming License or other authorization, or application therefor, of such Borrower or any Subsidiary of such Borrower, or any citation, notice of violation, or order to show cause issued by any Gaming Authority or other governmental authority or any complaint filed by any Gaming Authority or other governmental authority which is available to such Borrower or any Subsidiary of such Borrower.

      6.17 LICENSE RENEWALS. Commencing on the date 6 months following the Closing Date and continuing every 6 months thereafter, deliver to Agent an updated Schedule 5.21 reflecting thereon, as of the date of such delivery, the information described in Section 5.21.

      6.18 LICENSES AND PERMITS. (a) Ensure that all material licenses (including all necessary Gaming Licenses), permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by each Borrower and each Subsidiary of a Borrower have been validly issued and are in full force and effect, and (b) comply, in all material respects, with all of the provisions thereof applicable to it.

      6.19 SUBSIDIARY GUARANTEES. Cause (a) each Subsidiary of a Borrower that is formed or acquired after the date hereof (other than any CFC) or is determined to be a Restricted Subsidiary, concurrently therewith, to (i) become a Guarantor hereunder and execute and deliver to Agent a supplement to the Subsidiary Guaranty pursuant to which such Subsidiary shall unconditionally guarantee all of the Obligations in form and substance acceptable to Agent and
(ii) execute a supplement to the Guarantor Security Agreement in form and substance acceptable to Agent and such other agreements or documents necessary or requested by Agent, including, without limitation, Mortgages with respect to any Real Property of such Subsidiary, to grant Agent a valid, enforceable, perfected Lien on the collateral described therein, subject only to Permitted Liens; and (b) cause such Subsidiary to deliver to Agent an opinion of counsel, in form reasonably satisfactory to Agent, that (i) such guaranty, security agreement, and other agreements and documents have been duly authorized, executed and delivered by such Subsidiary and (ii) such guaranty, security agreement, and such other agreements and documents constitute a legal, valid, binding and enforceable obligation of such Subsidiary, subject to customary assumptions and exceptions, including for bankruptcy, fraudulent transfer and equitable principles. Concurrently with such formation, acquisition or determination, such Borrower will provide to Agent a pledge agreement and appropriate certificates and powers or Uniform Commercial Code financing statements, hypothecating all of the direct or beneficial ownership interest in such Subsidiary, in form and substance satisfactory to Agent, and all other documentation, in form and substance satisfactory to Agent, including one or more opinions of counsel satisfactory to Agent, which in Agent's opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued subject to this Section 6.19 shall be a Loan Document.

      6.20 COLLATERAL FOR FF&E OBLIGATIONS. Use commercially reasonable efforts to obtain the approval of the necessary Gaming Authorities, no later than September 15, 2004, of (a) the guaranty by Guarantors and DJL of the FF&E Obligations and (b) the grant by Guarantors and DJL of a security interest in the Collateral to secure prompt repayment of the FF&E Obligations. In the event Borrowers deliver, in form and substance satisfactory to Agent, (a) amendments to this Agreement, the Guarantor Security Agreement, the Mortgages, the Diamond



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Jo Ship  Mortgage  and, as requested by Agent,  any other Loan  Documents,  duly executed by Borrowers and Guarantors, as applicable, providing for the guaranty of the FF&E Obligations by Guarantors and DJL and the granting by Guarantors and DJL of a security interest in the Collateral to secure prompt repayment of the FF&E Obligations, and (b) opinions of counsel (including, without limitation, admiralty counsel, real estate counsel and regulatory counsel) with respect to such amendments, Agent and Required Lenders will enter into an amendment to this Agreement deleting Section 7.20(c).

7.    NEGATIVE COVENANTS

            Each  Borrower  covenants  and  agrees  that,  so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers will not and will not permit any of their respective Restricted Subsidiaries to do any of the following:

      7.1 INDEBTEDNESS.  Create, incur, assume, permit,  guarantee, or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

            (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

            (b) Indebtedness set forth on Schedule 5.20;

            (c)  Indebtedness  represented by Capitalized  Lease  Obligations or
Purchase Money Obligations; provided, that (x) no Advances hereunder are utilized for the purchase or lease of FF&E financed with such Indebtedness, and
(y) the aggregate principal amount of such Indebtedness outstanding at any time does not exceed $7,500,000 for each Gaming Property;

            (d) Indebtedness solely in respect of appeal bonds, surety bonds, insurance obligations or bonds, and performance bonds, and similar bonds or obligations, all incurred in the ordinary course of business (including, without limitation, to maintain any license or permits) in accordance with customary industry practices;

            (e) Hedging Obligations incurred to fix or hedge interest rate risk with respect to any fixed or variable rate Indebtedness otherwise permitted by this Agreement; provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

            (f) Indebtedness of any Borrower or any Restricted Subsidiary owed to and held by a Borrower that is unsecured and subordinated in right of payment to the Obligations; provided, that any subsequent issuance or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary, or any transfer of such Indebtedness (other than to a Borrower) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by such Borrower or such Restricted Subsidiary, as the case may be;

            (g) Indebtedness outstanding under (i) the Senior Note Documents in an aggregate principal amount outstanding not to exceed $233,000,000 at anytime and (ii) the OED Note Documents in an aggregate principal amount outstanding not to exceed $6,910,000 at anytime;


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            (h)  Indebtedness  arising  from  the  honoring  by a bank or  other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided such obligation shall not continue to exist more than 2 Business Days after the date the applicable Borrower or Subsidiary of a Borrower receives written notification;

            (i) the accrual of interest, the accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;

            (j) Indebtedness arising from agreements for indemnification, adjustment of purchase price or similar obligations, in each case incurred in connection with the disposition of any business or assets of Borrowers or any of the Restricted Subsidiaries; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Borrowers or the applicable Restricted Subsidiary in connection with such disposition;

            (k) Indebtedness issued in exchange for, or the proceeds of which are substantially contemporaneously used to extend, repay, redeem, discharge, refinance, renew, replace, or refund (collectively, "Refinance"), Indebtedness incurred pursuant clause (b) or (g) above, clause (l) below or this clause (k) (the "Refinancing Indebtedness"); provided, that (i) the principal amount of such refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus any required premiums and out-of-pocket expenses reasonably incurred in connection therewith), (ii) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a weighted average life to maturity that is equal to or greater than the weighted average life to maturity, of the Indebtedness being refinanced, (iii) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Obligations or applicable Guaranty, as the case may be, than the Indebtedness being Refinanced and any subordination terms of the Refinancing Indebtedness must be at least as favorable to the Lenders as those in the Indebtedness being refinanced, and (iv) the Refinancing Indebtedness is not secured by a Lien on any asset that did not so secure the Indebtedness being refinanced;

            (l) Indebtedness (including, without limitation, Acquired Debt) to acquire one or more Gaming Properties if: (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence; (ii) the Interest Coverage Ratio for Borrowers' most recently ended 4 full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is to be incurred (the "Four Quarter Reference Period") would have been greater than (x) 1.5 to 1.0 if the last fiscal quarter in the Four Quarter Reference Period is either the first or second fiscal quarter of 2004, (y) 1.75 to 1.0 if the last fiscal quarter in the Four Quarter Reference Period is either in the third or fourth fiscal quarter of 2004 and (z) 2.0 to 1.0 otherwise, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as set forth in the definition of Interest Coverage Ratio, as if such additional Indebtedness had been incurred at the beginning of such 4-quarter period; and (iii) the final stated maturity of such Indebtedness is after the Maturity Date (except for Purchase Money Obligations, Capitalized Lease Obligations, or Acquired Debt);


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            (m) unsecured  Indebtedness  not otherwise  permitted by clauses (a)
through (l) above in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (m), including all Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause
(m), not to exceed $10,000,000;

            (n) Indebtedness permitted by Section 7.6; and

            (o) Indebtedness incurred in connection with a Gaming Property Financing in an aggregate principal amount not to exceed $15,000,000; provided that (i) Agent consents in writing prior to the incurrence of such Indebtedness and (ii) such $15,000,000 amount shall be reduced dollar-for-dollar by the amount of Acquired Debt secured by the assets of any Gaming Property (unless such Acquired Debt could have been incurred under, and reduces the amount available under, clause (c) above).

      7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (for purposes of this Section, Permitted Liens shall include Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(k) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

      7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

            (a)  Enter  into  any  merger,  consolidation,   reorganization,  or
recapitalization, or reclassify its Capital Stock; or

            (b)  Liquidate,   wind  up,  or  dissolve   itself  (or  suffer  any
liquidation or dissolution).

      Notwithstanding the foregoing,  nothing in this Section 7.3 shall prohibit
(i) the ability of Restricted Subsidiaries to enter into any merger with another Restricted Subsidiary, (ii) the ability of a Restricted Subsidiary to enter into any merger with a Borrower, so long as (A) such Borrower shall survive any such merger and (B) such Borrower shall assume, in a manner satisfactory to Agent, the obligations of such Restricted Subsidiary under the Loan Documents to which such Restricted Subsidiary was a party, (iii) the ability of a Borrower to enter into any merger with another Borrower, so long as the surviving Borrower shall assume, in a manner satisfactory to Agent, the obligations of such other Borrower under the Loan Documents to which such other Borrower was a party and
(iv) the liquidation of Peninsula Gaming Capital Corporation.

      7.4 DISPOSAL OF ASSETS.

            (a) Make any sale, lease, exchange, or other disposition, in one or a series of related transactions, of all or any portion of the assets of Borrowers (other than the sale or other disposition of Equipment that is a Permitted Disposition) that compose the Ice Harbor Facility or the Racino Project;


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            (b) Make any Asset Sale other than Permitted Dispositions, provided, however, that an Asset Sale (other than Permitted Dispositions) may be made (other than an Asset Sale comprised of any assets that compose the Ice Harbor Facility or the Racino Project) if:

                  (i) no Default or Event of Default  shall have occurred and be continuing or would result therefrom (other than a Default or Event of Default arising from an Asset Sale that is a consequence of an Event of Loss);

                  (ii) such Borrower or such Restricted Subsidiary, as applicable, receives consideration of not less than the fair market value, as of the time of such Asset Sale (as determined by the Manager of such Borrower or Restricted Subsidiary in good faith), of the assets that are the subject of such Asset Sale (other than an Asset Sale that is a consequence of an Event of Loss);

                  (iii) such Borrower or such Restricted Subsidiary, as applicable, receives 75% of the consideration for such Asset Sale (other than an Asset Sale that is a consequence of an Event of Loss) in the form of either (A) cash or Cash Equivalents or the assumption by the transferee of liabilities (other than liabilities that, by their terms, are subordinated to the Obligations) of such Borrower or such Restricted Subsidiary, as applicable (provided, that following such Asset Sale there is no further recourse to such Borrower or its Restricted Subsidiaries with respect to such liabilities and provided, further, that the 75% limitation set forth in this clause (b)(iii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm has certified to the Managers of the applicable Borrower and Agent that the after-tax cash portion of the consideration to be received by such Borrower or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in this clause (b) of this paragraph) or (B) assets of the type described in Section 7.4(b)(iv)(A);

                  (iv) within 360 days of such Asset Sale, the Net Proceeds thereof are (A) invested in assets related to the business of such Borrower or its Restricted Subsidiaries (which, in the case of a sale of a Gaming Vessel (as that term is defined in the Indenture) must be a Gaming Vessel having a fair market value, as determined by an independent appraisal, at least equal to the fair market value of the Gaming Vessel being replaced immediately preceding the Asset
            Sale),  (B)  applied  to repay  Indebtedness  under  Purchase  Money
            Obligations secured by the assets sold, (C) applied to repay Indebtedness under this Agreement and to permanently reduce the Maximum Revolver Amount by the amount of Indebtedness so repaid, or
            (D) any combination of clauses (A), (B), or (C); and

                  (v) the Net  Proceeds of any Asset Sale  involving an Event of
            Loss are paid over to Agent in conformance  with the requirements of
            Section 6.8(c) hereof;

            (c) Pending the final application of any Net Proceeds of any Asset Sale in accordance with Section 7.4(b), Borrowers shall apply such Net Proceeds to the outstanding


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Obligations or retain such Net Proceeds (including,  without limitation, for the purpose of investing such Net Proceeds in Cash Equivalents), in each case, in accordance with the terms hereof.

      7.5 CHANGE NAME. Change any Borrower's or any Subsidiary of a Borrower's name, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that a Borrower or a Subsidiary of a Borrower may change its name upon at least 30 days' prior written notice by such Borrower to Agent of such change and so long as, at the time of such written notification, such Borrower or such Subsidiary provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens.

      7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (a) by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to Agent, (b) guarantees constituting Investments permitted under Section 7.13, (c) guarantees of obligations arising under the Senior Note Documents by Borrowers and their Restricted Subsidiaries; provided that (i) any such Restricted Subsidiary shall have guaranteed the Obligations in accordance with Section 6.19; and (ii) any lien securing such guarantee of the obligations under the Senior Note Documents shall be subordinate to any lien securing such guarantee of the Obligations on the terms set forth in the Intercreditor Agreement, (d) guarantees constituting Indebtedness permitted under Section 7.1 and (e) guarantees of Subsidiaries of Indebtedness of a Borrower or Restricted Subsidiary permitted under Section 7.1.

      7.7 NATURE OF BUSINESS. Directly or indirectly engage to any material extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Managers of Borrowers, is a Related Business.

      7.8 PREPAYMENTS AND AMENDMENTS.

            (a) Except in connection with a refinancing permitted by Section 7.1(k), make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of a Borrower or a Subsidiary prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; other than (i) the Obligations, (ii) the obligations secured by the mortgage granted by OED to the seller of the parcels of Warner Land encumbering such parcels and (iii) the obligations of OED evidenced by that certain note payable to International Game Technology in the principal amount outstanding as of December 31, 2003, of $548,940, and

            (b) (i) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any of the Senior Note Documents in any manner that would (A) have the effect of (1) increasing principal, interest, fee or other payment obligations thereunder, (2) adding additional collateral or other guarantors (other than as contemplated as of the Closing Date), (3) shortening the maturity or increasing the amortization of the obligations thereunder, (4) making the covenants, defaults or other provisions thereof more burdensome, or (5) altering the subordination provisions thereof or (B) otherwise have a material adverse effect on the interests of the Lender Group or
(ii) directly or indirectly, amend, modify, alter, increase or change any of the terms or conditions of the Management Agreements, the Fixed Price Contract, the Lease, the Ice Harbor Parking Agreement or any Governing Documents of a Borrower or its


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

Subsidiary in any manner that would make the covenants, defaults or other provisions thereof more burdensome on any Borrower or any Guarantor or otherwise have a material adverse effect on the interests of the Lender Group.

      7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

      7.10 OPERATION OF DIAMOND JO VESSELS. At any time operate the Diamond Jo Vessels outside the navigation limits of the insurance carried pursuant to the Diamond Jo Ship Mortgage.

      7.11 RESTRICTED PAYMENTS. Make any Restricted Payment unless:

            (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

            (b) immediately after giving effect to such Restricted Payment on a pro forma basis, the Interest Coverage Ratio for the immediately preceding 4 fiscal quarter period for which internal financial statements have been delivered to Agent would not have been less than 2.0:1.0, and

            (c) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Managers of Borrowers and evidenced by a resolution set forth in a certificate signed by the chief financial officer of Borrowers delivered to Agent), together with the aggregate of all other Restricted Payments made after the Closing Date, is less than the sum of:

                  (i) 50% of the sum of Combined  Net Income  plus the  Combined
            Non-Cash Charges described in clauses (ii) and (iv) of the definition of Combined Non-Cash Charges of Borrowers and their Restricted Subsidiaries to the extent deducted in computed Net Income of the applicable Borrower for the period (taken as one accounting period) from the beginning of the first full fiscal quarter immediately following the Closing Date to the end of such Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Combined Net Income for such period is a deficit, 100% of such deficit), plus

                  (ii) 100% of the  aggregate  net cash  proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the applicable Borrower from (x) the issuance or sale, other than to a Subsidiary, of Equity Interests of such Borrower (other than Disqualified Capital Stock) and (y) any equity contribution from a holder of such Borrower's Capital Stock (other than a Subsidiary), in each case, after the Closing Date and on or prior to the time of such Restricted Payment, plus

                  (iii) 100% of the  aggregate  net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the applicable Borrower from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of such Borrower that has been converted or exchanged into Equity Interests of the applicable Borrower (other


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

            than Disqualified Capital Stock) pursuant to the terms thereof after the Closing Date and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by such Borrower upon such conversion or exchange), plus

                  (iv) the aggregate Return from Unrestricted Subsidiaries after the Closing Date and on or prior to the time of such Restricted Payment.

Notwithstanding the foregoing, nothing in this Section will prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Agreement;

            (2) the redemption, purchase, retirement or other acquisition of any Equity Interests of any Borrower in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of such Borrower (other than Disqualified Capital Stock);

            (3) with respect to each tax year or portion thereof that a Borrower qualifies as a Flow Through Entity and so long as clause (a) above is satisfied, the payment of Permitted Tax Distributions (whether paid in such tax year or portion thereof, or any subsequent tax year); provided, that (A) prior to the first payment of Permitted Tax Distributions during any particular calendar year such Borrower provides a certificate signed by the chief financial officer of such Borrower and an Opinion of Counsel to the effect that it and each other Flow Through Entity in respect of which such distributions are being made qualify as Flow Through Entities for Federal income tax purposes and for the states in respect of which such distributions are being made for such tax year or portion thereof,
      (B) at the time of such distribution, the most recent audited financial statements of the applicable Borrower for periods including such tax year or portion thereof provided to Agent provide that such Borrower and each Subsidiary of the applicable Borrower in respect of which such distributions are being made was treated as a Flow Through Entity for the period of such financial statements, and (C) in the case of the portion, if any, of any Permitted Tax Distribution that is proposed to be distributed for a particular taxable period or portion thereof, which portion of such Permitted Tax Distribution is attributable to a Flow Through Entity that is not a Restricted Subsidiary, such portion of such proposed Permitted Tax Distribution shall be limited to the Excess Cash Distribution Amount for Taxes;

            (4) distributions or payments to any Excluded Person for or in respect of (i) tax preparation, accounting, licensure, legal and administrative fees and expenses, including travel and similar reasonable expenses, incurred on behalf of Borrowers or their respective Restricted Subsidiaries or in connection with PGP's ownership of Borrowers or their respective Restricted Subsidiaries, consistent with industry practice,
      (ii) so long as clause (a) above is satisfied, distributions pursuant to, and in accordance with, the Management Agreements as permitted by the Management Fees Subordination Agreement, and (iii) so long as clause (a) above is satisfied, the payment of reasonable and customary directors' or managers' fees to, and indemnity provided on behalf of, the


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

      Managers of PGP, Parent and Borrowers, and reimbursement of customary and reasonable travel and similar expenses incurred on behalf of Parent or Borrowers in the ordinary course of business; provided, that the aggregate amount payable to PGP or any other Excluded Person or Affiliate, excluding any payments permitted by Section 7.16, pursuant to the Management Agreements or any employment, consulting or similar agreements or arrangements for any fiscal year shall not exceed the lesser of (A) 4.00% of Combined EBITDA for the immediately preceding fiscal year, or (B) $4,000,000;

            (5) so long as clause (a) above is satisfied, (i) the repurchase, redemption or other retirement or acquisition of Equity Interests of Borrowers or any Restricted Subsidiary from its employees, members or managers (or their heirs or estates) or employees, members or managers (or their heirs or estates) of the Restricted Subsidiaries or (ii) any dividend, distribution or other payment to PGP to enable PGP to repurchase, redeem, or otherwise retire or acquire Equity Interests of PGP from any of its employees, members or managers (or their heirs or estates) or employees, members or managers (or their heirs or estates) of any of their respective subsidiaries, in the case of each of the preceding clauses (i) and (ii) upon the death, disability or termination of employment or pursuant to the terms of any subscription, stock option, stockholder or other agreement or plan in effect on the Closing Date in an aggregate amount pursuant to this clause (5) to all such employees, members or managers (or their heirs or estates) not to exceed $750,000 in any twelve month period on and after the Closing Date (provided, however, that any amounts not used in any such twelve month period may be carried forward to the next succeeding twelve month period until used);

            (6) the redemption and repurchase of any Equity Interests of Borrowers or any of the Restricted Subsidiaries to the extent required by any Gaming Authority;

            (7) so long as clause (a) above is satisfied, Borrower may redeem, purchase, retire, or otherwise acquire for value up to $4,000,000 of its Seller Preferred, plus interest accrued thereon;

            (8) so long as clause (a) above is satisfied, any dividend, distribution or other payment by any of the Restricted Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests; and

            (9) so long as clause (a) above is satisfied and the aggregate amount of Excess Availability plus cash and Cash Equivalents subject to satisfactory Control Agreements, after giving effect to each such Restricted Payment, is at least $10,000,000, Restricted Payments not otherwise permitted by this Section 7.11 in an aggregate amount during each fiscal year not to exceed for the fiscal year ending (i) 2004, $7,500,000, (ii) 2005, $3,750,000 plus the unused portion of the amount available under clause (9)(i), if any, (iii) 2006, $3,750,000 plus the unused portion of the available under clause (9)(ii), if any, (iv) 2007, the unused portion of the amount available under clause (9)(iii), if any, and (v) 2008, the unused portion of the amount available under clause
      (9)(iv), if any.

      7.12 ACCOUNTING METHODS. Modify or change their fiscal year or their method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third


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

party accounting firm or service bureau for the preparation or storage of Borrowers' or their Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrowers' and their Subsidiaries' financial condition.

      7.13 INVESTMENTS. Except for Permitted Investments or for Securities Accounts, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrowers and their Restricted Subsidiaries shall not have Permitted Investments in deposit accounts or Securities Accounts in excess of $250,000 outstanding at any one time unless such Borrower or Restricted Subsidiary, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

      7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of Borrowers or any of the Restricted Subsidiaries (each of the foregoing, an "Affiliate Transaction"), except for:

            (a) Except as provided in clause (d) below, Affiliate Transactions entered into in the ordinary course of business that, together with all related Affiliate Transactions, have an aggregate value of not more than $1,000,000; provided, that such transactions are conducted in good faith and on terms that are no less favorable to such Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Borrower or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of such Borrower or such Restricted Subsidiary;

            (b) Except as provided in clause (d) below, Affiliate Transactions entered into in the ordinary course of business that, together with all related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that (i) a majority of the disinterested Managers of such Borrower or, if none, a disinterested committee appointed by the Managers of such Borrower for such purpose, determine that such transactions are conducted in good faith and on terms that are no less favorable to such Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Borrower or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of such Borrower or such Restricted Subsidiary and (ii) prior to entering into such transaction the applicable Borrower shall have delivered to Agent a certificate signed by the chief financial officer of such Borrower certifying to such effect;

            (c) Except as provided in clause (d) below, Affiliate Transactions entered into in the ordinary course of business for which a Borrower delivers to Agent an opinion issued by an accounting, appraisal or investment banking firm of national standing (other than Jefferies & Company, Inc. or any of its Affiliates) as to the fairness of such transaction to such Borrower or such Restricted Subsidiary from a financial point of view; or


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

            (d) Affiliate Transactions entered into with Jeffries & Co., Inc.; provided, that (i) a majority of the Managers of such Borrower determine that such transactions are conducted in good faith and on terms that are no less favorable to such Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by such Borrower or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of such Borrower or such Restricted Subsidiary, (ii) such terms are fully disclosed to Agent, and (iii) prior to entering into such transaction the applicable Borrower shall have delivered to Agent a certificate signed by the chief financial officer of such Borrower certifying to the foregoing.

            Notwithstanding the foregoing, the following will be deemed not to be Affiliate Transactions: (i) transactions between or among Borrowers and/or any or all of the Restricted Subsidiaries, (ii) Restricted Payments permitted by
Section 7.11, (iii) reasonable and customary compensation (including directors' fees) paid to, and indemnity and customary employee benefit arrangements (including directors' and officer's liability insurance) provided for the benefit of, any director, officer, employee or consultant of Borrowers or any Restricted Subsidiary, or Manager of PGP, in each case entered into in the ordinary course of business and for services provided to Borrowers, such Restricted Subsidiary or PGP, respectively, as determined in good faith by the Managers of the applicable Borrower, (iv) any agreement or arrangement as in effect on the Closing Date among Borrowers and/or one or more Restricted Subsidiaries, on the one hand, and any officers or Managers thereof and/or any Affiliates of such Borrower, on the other hand, as set forth on Schedule 7.14, as amended, supplemented or otherwise modified with the prior written consent of Agent, and any transactions contemplated thereby and (v) Permitted Investments.

      7.15 SUSPENSION. Suspend or go out of a substantial portion of their business.

      7.16  COMPENSATION.  Pay  annual  fees and  meeting  fees (a) to M.  Brent
Stevens in excess of $175,000 in the aggregate for each Gaming Property in fiscal year 2004 or increase any such fees paid during any fiscal year thereafter by more than 15% over such fees paid in the preceding fiscal year and
(b) in any fiscal year to any other director in excess of $100,000 in the aggregate or, once such fees paid to any such director equal $100,000 in the aggregate for a fiscal year, increase any such fees paid to such director during any fiscal year thereafter by more than 15% over such fees paid in the preceding fiscal year.

      7.17 USE OF PROCEEDS. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, to (i) repay in full (w) DJL's obligations under the Loan and Security Agreement dated February 23, 2001 between DJL and Wells Fargo Foothill, (x) OED's obligation under the Loan and Security Agreement dated June 24, 2003, among OED, OED Capital and Wells Fargo Foothill, (y) OED and OED Capital's obligations under the Equipment Loan
Agreement and (z) certain other Indebtedness of OED and DJL, and (ii) pay transactional fees, costs, and expenses incurred in connection with this Agreement and such refinancings, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, for working capital needs and capital expenditures of Borrowers consistent with the terms and conditions hereof, for its lawful and permitted purposes.

      7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without such Borrower


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

providing to Agent (a) 5 days' prior written notification thereof and (b) upon request of Agent, a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

      7.19 SECURITIES ACCOUNTS. Except as otherwise permitted by Section 7.13, establish or maintain any Securities Account unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrowers agree not to, and shall not permit any of the Restricted Subsidiaries to, transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers and the Restricted Subsidiaries may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

      7.20 FINANCIAL COVENANTS.

            (a) MINIMUM COMBINED EBITDA. Fail to maintain an aggregate amount of Combined EBITDA plus, for the relevant period, the premiums paid in connection with the April 2004 repurchase of a portion of the notes issued pursuant to the OED Indenture and the April 2004 redemption of the notes issued pursuant to the PGC Indenture, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the period set forth opposite thereto;

--------------------------------------------------------------------------------
     APPLICABLE AMOUNT                                      PERIOD
================================================================================
        $10,000,000             6 fiscal month period ended June 30, 2004
--------------------------------------------------------------------------------
        $20,000,000             9 fiscal month period ended September 30, 2004
--------------------------------------------------------------------------------
        $32,500,000             12 fiscal month period ended December 31, 2004
--------------------------------------------------------------------------------
        $35,000,000             12 fiscal month period ended March 31, 2005, and
                                each fiscal quarter ended thereafter
--------------------------------------------------------------------------------

            (b) CAPITAL EXPENDITURES. (i) Except as provided in Section 7.20(b)(ii), make capital expenditures (other than capital expenditures incurred to complete construction of the Racino Project) in any fiscal year in excess of the amount set forth in the following table for the period set forth opposite thereto:

--------------------------------------------------------------------------------
     APPLICABLE AMOUNT                                      PERIOD
================================================================================
        $7,000,000              Fiscal year 2004
--------------------------------------------------------------------------------
$6,000,000 plus the Capital     Fiscal year 2005 and each fiscal year thereafter
 Expenditure Carry Forward
         Amount
--------------------------------------------------------------------------------

                  (ii) However, in addition to the capital expenditures permitted by Section 7.20(b)(i), so long as the aggregate amount of Excess Availability plus cash and Cash Equivalents subject to satisfactory Control Agreements, after


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

            giving effect to each such capital expenditure, is at least $10,000,000, Borrowers may make capital expenditures in the amount set forth below for the projects described with respect thereto:

                        (A) $3,000,000 to purchase the building  adjacent to the
                  Ice Harbor Facility currently owned by a third party;

                        (B) $3,000,000 to develop a recreational vehicle park at
                  the Racino Project racetrack; and

                        (C) $7,000,000 to develop an outdoor event venue at the Racino Project racetrack.

            (c) OED EBITDA. OED shall fail to maintain an aggregate amount of OED EBITDA plus, for the relevant period, the premium paid in connection with the April 2004 repurchase of a portion of the notes issued pursuant to the OED Indenture, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the period set forth opposite thereto:

--------------------------------------------------------------------------------
     APPLICABLE AMOUNT                                    PERIOD
================================================================================
        $4,168,000            4 fiscal month period ended June 30, 2004
--------------------------------------------------------------------------------
        $7,294,000            7 fiscal month period ended September 30, 2004
--------------------------------------------------------------------------------
        $12,504,000           10 fiscal month period ended December 31, 2004
--------------------------------------------------------------------------------
        $20,006,400           12 fiscal month period ended March 31, 2005
--------------------------------------------------------------------------------
        $20,044,800           12 fiscal month period ended June 30, 2005
--------------------------------------------------------------------------------
        $20,083,200           12 fiscal month period ended September 30, 2005
--------------------------------------------------------------------------------
        $20,121,600           12 fiscal month period ended December 31, 2005
--------------------------------------------------------------------------------
        $20,160,000           12 fiscal month period ended March 31, 2006
--------------------------------------------------------------------------------

      7.21 MANAGEMENT AGREEMENTS. Enter into any Management Agreement without delivering to Agent (a) a subordination agreement, in form and substance satisfactory to Agent, executed by the parties to such Management Agreement and
(b) a copy of such fully executed Management Agreement.

8.    EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

      8.1. If Borrowers fail to pay (a) Obligations constituting principal when due and payable, or when declared due and payable, or (b) any other portion of the Obligations (including interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations) within 3 days of the date such Obligation described in this clause (b) is due and payable, or when declared due and payable;

      8.2. (a) If Borrowers fail or neglect to perform, keep, or observe any term, provision, condition, covenant, or agreement: (i) contained in Sections
6.2 (Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.7 (Taxes),
6.10 (Compliance with Laws),  6.11 (Leases),  6.12 (Brokerage  Commissions),  or
6.13 (Existence) of this Agreement and such failure continues for a period of 5 Business Days from the earlier of (A) notice by Agent to Borrowers or (B) the date Borrowers knew or should have known of its occurrence; or (ii) contained in Sections 6.1 (Accounting System), 6.6 (Maintenance of Properties), 6.9 (Location of Inventory and Equipment), or 6.14 (exclusive of clause (d) thereof) (Environmental) of this Agreement and such failure continues for a period of 15 Business Days from the earlier of (A) notice by Agent to Borrowers or (B) the date Borrowers knew or should have known of its occurrence; or (b) if Borrowers or their Subsidiaries or the Guarantors fail or neglect to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement or any material term, provision, condition, covenant or agreement contained in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such other Loan Documents); in each case, other than any term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern;

      8.3. If any material portion of any Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

      8.4. If an Insolvency Proceeding is commenced by Parent, any other Guarantor, any Borrower or any of its Subsidiaries;

      8.5. If an Insolvency Proceeding is commenced against Parent, any other Guarantor, any Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Parent, the applicable Borrower or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder,
(d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Parent, any Borrower or any of its Subsidiaries, or
(e) an order for relief shall have been entered therein;

      8.6. If any Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs for a period of 5 consecutive Business Days;

      8.7. If notices of Lien, levy, or assessment in an aggregate amount in excess of $750,000 are filed of record with respect to any Borrower's or any of its Subsidiaries' properties or assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien exceeding the foregoing aggregate limitation, whether choate or otherwise, upon any Borrower's or any of its Subsidiaries' properties or assets and the same is not paid before the earlier of 30 days after the date it first arises or 15 days prior to the date on which such asset is subject to being forfeited;

      8.8. If a judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court of competent jurisdiction against any Borrower or any of its Subsidiaries and such judgment or judgments remain undischarged, unbonded, or unstayed for a period of 60 days after entry; provided, that the aggregate amount of all such judgments exceeds $1,000,000;

      8.9. If there is a default under any Indebtedness of any Borrower or any of its Subsidiaries in excess of $1,000,000 and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

      8.10. If any Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

      8.11. If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries;

      8.12. If the obligation of any Guarantor under any guaranty of the Obligations or other third Person under any Loan Document is rendered or declared unenforceable or terminated by operation of law or by such Guarantor or third Person thereunder;

      8.13. If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

      8.14. Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or any Subsidiary of a Borrower, or a proceeding shall be commenced by any Borrower or any Subsidiary of a Borrower, or by any Governmental Authority having jurisdiction over any Borrower or any Subsidiary of a Borrower, seeking to establish the invalidity or unenforceability thereof, or any Borrower shall deny that any Borrower or any Subsidiary of a Borrower has any liability or obligation purported to be created under any Loan Document;

      8.15. If there is an "Event of Default" under (and as defined in) the Indenture; or if there is an event of default under any of the other Senior Note Documents, the OED Note


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

Documents or any Management Agreement (other than as a result of a restriction herein or under any other Loan Document);

      8.16. If any Governmental Authority (including the Louisiana state legislature) restricts the ability of any Borrower to operate, or restricts, limits or prohibits any Borrower from operating, its gaming business as conducted on the Closing Date or operating the Racino Project or the Ice Harbor Facility in the manner contemplated on the Closing Date and such restriction results in a Material Adverse Change;

      8.17. If Agent fails to receive evidence of, on or prior to December 31, 2004, the completion of construction of the facility for the conduct of live horse racing at the Racino Project location and the establishment of a schedule of live race meetings at the Racino Project location;

      8.18. If, for a period of 5 consecutive Business Days, any Borrower fails to keep in full force and effect, suffers the termination, revocation, forfeiture, nonrenewal or suspension of, or suffers a material adverse amendment to, any material Gaming License, franchise, registration, qualification, finding of suitability or other approval or authorization required to enable such Borrower to own, operate, or otherwise conduct or manage its gaming businesses, including the riverboat, dockside or land based gaming activities at Borrower's Ice Harbor Facility or the gaming activities at the Racino Project, and any other location where a Borrower conducts such gaming business (other than in connection with a voluntary surrender of DJL's certificate of inspection to cruise in exchange for a permit for permanently moored status of dockside gaming);

      8.19. If, for a period of 5 consecutive Business Days, any Governmental Authority terminates, suspends, amends, revokes, repeals or fails to renew any law, license, franchise, registration, qualification, finding of suitability or other approval or authorization required to enable any Borrower or any of its Subsidiaries to own, operate, or otherwise conduct or manage its gaming businesses, including the riverboat, dockside or land based gaming activities at Borrower's Ice Harbor Facility or the gaming activities at the Racino Project, and any other location where a Borrower conducts such gaming business; or

      8.20. If the FF&E Letter of Credit expires or is not renewed at least 30 days prior to its expiry date prior to release by Agent pursuant to Section 4.8 hereof.

9.    AGENT'S RIGHTS AND REMEDIES.

      9.1 RIGHTS AND REMEDIES.

            (a) Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by Borrowers:

                  (i)  Declare  all  Obligations,   whether  evidenced  by  this
            Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;


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

                  (ii) Cease advancing  money or extending  credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and the Lender Group;

                  (iii) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

                  (iv) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

                  (v) Cause  Borrowers to hold all  returned  Inventory in trust for Agent, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of Agent;

                  (vi) Without notice to or demand upon any Borrower,  make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

                  (vii) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group, or
            (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by the Lender Group;

                  (viii) Hold, as cash collateral, any and all balances and deposits of any Borrower held by the Lender Group to secure the full and final repayment of all of the Obligations;

                  (ix) Ship, reclaim, recover, store, finish, maintain,  repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal


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            Property Collateral.  Each Borrower hereby grants to Agent a license or other right to use, without charge, such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

                  (x) Sell the Personal  Property  Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

                  (xi) Give notice of the  disposition of the Personal  Property
            Collateral as follows:

                        (A) Agent shall give  Borrowers  (for the benefit of the
                  applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made; and

                        (B) The notice shall be personally  delivered or mailed,
                  postage prepaid, to Borrowers as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (xii) On behalf of the Lender  Group,  credit bid and purchase at any public sale; and

                  (xiii) Seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing.

            (b) The Lender Group shall have all other rights and remedies available to it at law or in equity or pursuant to any other Loan Documents (including the right to draw, in full or in part, under the FF&E Letter of Credit).

            (c) Borrowers hereby acknowledge and agree that the notice described in Section 9.1(a)(xi)(B), when given, shall constitute a reasonable "authenticated notification of disposition" within the meaning of Section 9-611 of the Uniform Commercial Code, as in effect from time to time in any applicable jurisdiction.

            (d) Agent or any other member of the Lender Group may be a purchaser of any or all of the Collateral at any public or, to the extent permitted under the Code, private sale


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

in accordance with the Code and Agent, as secured party for and representative of the Lender Group, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the Code, to use and apply any of the Obligations of such Borrower as a credit on account of the purchase price for any Collateral payable by Agent at such sale. To the extent provided under the Code or other applicable law, each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Borrower and Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted until payment in full of the Obligations. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor and by notice to the applicable Borrower, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Borrower hereby waives any claims against Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Borrower further agrees that a breach of any of the covenants contained in this
Section 9.1 will cause irreparable injury to Agent, that Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.1 shall be specifically enforceable against such Borrower, and such Borrower hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Obligations becoming due and payable prior to their stated maturities. Nothing in this
Section 9.1 shall in any way alter the rights of Agent under this Agreement.

            (e) Agent  may sell the  Collateral  following  the  occurrence  and during the continuance of an Event of Default without giving any warranties as to the Collateral. Agent may specifically disclaim or modify, in its sole discretion, any warranties of title or the like as to any Collateral. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of any of the Collateral. Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Leasing and licensing of Collateral by Agent to third Persons are types of sales permitted hereunder.

            (f) If Agent sells any of the Collateral of any Borrower on credit, the Obligations of such Borrower will be credited only with payments actually made by the purchaser and received by Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Agent may resell the Collateral.

            (g) Agent shall have no obligation to marshal any of the Collateral.

            (h) All amounts and proceeds (including checks and other instruments) received by any Borrower in respect of amounts due to such Borrower in respect of the Collateral or any portion thereof following the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of Agent hereunder, shall be segregated from other funds of such Borrower and shall be forthwith paid over or delivered (subject to the


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Intercreditor  Agreement to the extent then in effect) to Agent in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 2.4(b) following the occurrence and during the continuance of an Event of Default. Upon demand from Agent following the occurrence and during the continuance of an Event of Default, Borrowers shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

            (i) Each Borrower agrees that, upon the occurrence of and during the continuance of an Event of Default and at Agent's request, such Borrower will, and will cause each Restricted Subsidiary of such Borrower to (and, by its execution and delivery of a Subsidiary Guaranty or a joinder thereto, each of such Borrower's Restricted Subsidiaries agrees to), immediately file such applications for approval and shall take all other and further actions required by Agent to obtain such approvals or consents of regulatory authorities as are necessary to transfer ownership and control to Agent, of the Gaming Licenses held by it, or its interest in any Person holding any such Gaming License. To enforce the provisions of this Section 9.1(i), Agent is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Gaming Authority an involuntary transfer of control of any Gaming License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Each Borrower hereby agrees to authorize, and to cause each Restricted Subsidiary of such Borrower to authorize (and, by its execution and delivery of a Subsidiary Guaranty or a joinder thereto, each Restricted Subsidiary of such Borrower agrees to authorize) such an involuntary transfer of control upon the request of the receiver so appointed and, if any Borrower or any such Restricted Subsidiary shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, each Borrower shall further use its reasonable best efforts to assist in obtaining approval of the applicable Gaming Authority, if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including, preparation, execution, and filing with the applicable Gaming Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any Gaming License or transfer of control necessary or appropriate under the applicable Gaming Authority's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any Gaming License or other authorization. Each Borrower acknowledges that the assignment or transfer of Gaming Licenses is integral to Agent's realization of the value of the Collateral, that there is no adequate remedy at law for failure by any Borrower to comply with the provisions of this Section 9.1(i) and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 9.1(i) may be specifically enforced;

            (j) Any deficiency in the payment of the Obligations that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any deficiency in the payment of the FF&E Obligations that exists after disposition of the FF&E Collateral as provided above will be paid immediately by OED. Any excess that exists after disposition of the Personal Property Collateral will be returned, without interest and subject to the rights of third Persons, by Agent to Borrowers; and

            (k) In the event Agent elects to commence foreclosure proceeding under Louisiana law, Agent may cause such Personal Property Collateral, or any part or parts thereof,


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to be  immediately  seized and sold,  whether  in term of court or in  vacation, under ordinary or executory process, in accordance with applicable Louisiana law, to the highest bidder for cash, with or without appraisement, and without the necessity of making additional demand upon or notifying Borrowers or any Person or placing Borrowers or any Person in default, all of which are expressly
waived.   For  purposes  of  foreclosure   under  Louisiana   executory  process
procedures, each Borrower confesses judgment and acknowledges to be indebted unto and in favor of Agent up to the full amount of the Obligations, in principal, interest, costs, expenses, attorneys' fees and other fees and charges. To the extent permitted under applicable Louisiana law, each Borrower additionally waives: (a) the benefit of appraisal as provided in Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale; (b) the demand and 3 days' delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure;
(c) the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (d) the 3 days' delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (e) all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other articles not specifically mentioned above. Should
it  become   necessary  for  Agent  to  foreclose  under  this  Agreement,   all
declarations of fact, which are made under an authentic act before a Notary Public in the presence of 2 witnesses, by a Person declaring such facts to lie within his or her knowledge, shall constitute authentic evidence for purposes of executory process and also for purposes of La. R.S. 9:3509.1, La. R.S. 9:3504(D)(6) and La. R.S. 10:9-629, as applicable. In addition to the foregoing rights and remedies, Agent may elect to effect the seizure and disposition of the Personal Property Collateral pursuant to any procedures as may be authorized by Louisiana law from time to time.

            All rights, remedies, and powers provided in this Agreement relative to the Collateral may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the applicable gaming laws, rules, and regulations enacted by the applicable Gaming Authority (the "Applicable Gaming Laws") and all provisions of this Agreement relative to the Collateral are intended to be subject to all applicable mandatory provisions of the Applicable Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement invalid or unenforceable, in whole or in part. Agent will timely apply for and receive all required approvals of the applicable Gaming Authority for the sale or other disposition of Gaming Equipment regulated by Applicable Gaming Laws (including any such sale or disposition of Gaming Equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws).

      9.2 REMEDIES CUMULATIVE. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.


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

10.   TAXES AND EXPENSES.

            If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Borrower, may do any or all of the following:
(a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

      11.1 DEMAND; PROTEST. Each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which any such Borrower may in any way be liable.

      11.2 THE LENDER GROUP'S LIABILITY FOR COLLATERAL. Each Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

      11.3 INDEMNIFICATION. Each Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing,


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collectively,  the  "Indemnified  Liabilities").  The  foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the
Obligations.   If  any  Indemnified  Person  makes  any  payment  to  any  other
Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such
payment,   the  Indemnified  Person  making  such  payment  is  entitled  to  be
indemnified   and  reimbursed  by  Borrowers  with  respect   thereto.   WITHOUT
LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.   NOTICES.

            Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as such Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers or to Agent, as the case may be, at its address set forth below:

            If to any Borrower:        DIAMOND JO, LLC
                                       c/o Peninsula Gaming Partners, LLC
                                       400 E. Third Street, P.O. Box 1750
                                       Dubuque, Iowa 52004
                                       Attn:  Natalie Schramm
                                       Fax No.  (563) 690-2190

            and

                                       THE OLD EVANGELINE DOWNS, L.L.C.
                                       c/o Peninsula Gaming Partners, LLC
                                       11100 Santa Monica Boulevard, 10th Floor
                                       Los Angeles, California 90025
                                       Attn:  M. Brent Stevens
                                       Fax No.  (310) 914-6476

            with copies to:            MAYER, BROWN, ROWE & MAW LLP
                                       1675 Broadway
                                       New York, New York 10019
                                       Attn:  Ron Brody, Esq.
                                       Fax No.  (212) 262-1910


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

            If to Agent:               WELLS FARGO FOOTHILL, INC.
                                       2450 Colorado Avenue, Suite 3000W
                                       Santa Monica, California 90404
                                       Attn:  Business Finance Division Manager
                                       Fax No.  (310) 453-7413

            with copies to:            PAUL, HASTINGS, JANOFSKY &
                                           WALKER, LLP
                                       600 Peachtree Street, NE, Suite 2400
                                       Atlanta, Georgia 30308-2222
                                       Attn:  Cindy J. K. Davis, Esq.
                                       Fax No.  (404) 815-2424

            Agent and Borrowers may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

            (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND EACH SUCH PARTY HERETO HERBY SUBMITS TO THE
JURISDICTION OF EACH SUCH COURT, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER

APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

            (c) BORROWERS AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      14.1 ASSIGNMENTS AND PARTICIPATIONS.

            (a) Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee), and, so long as no Event of Default then exists, Borrowers, assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except that such minimum amount shall not apply to an Affiliate of a Lender); provided, however, that Borrowers' consent shall not be unreasonably withheld, conditioned or delayed; and provided further that that Borrowers and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrowers and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrowers and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required and payments of any fees shall not be required if (x) such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or (y) the assignee is an Affiliate (other than individual(s)) of a Lender. Anything contained herein to the contrary notwithstanding, Wells Fargo Foothill agrees for the benefit of Borrowers that, so long as no Event of Default has occurred and is continuing, Wells Fargo Foothill shall retain more than fifty percent (50%) of the Obligations and commitment to make Advances under Section 2.1 of this Agreement, provided, however, that, the minimum retention of Obligations and commitment to make Advances shall not be applicable if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of Wells Fargo Foothill.

            (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrowers) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance or observance by Borrowers of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitments, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this

Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating
Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral, the FF&E Letter of Credit or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating,
(D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrowers, the Collateral, the FF&E Letter of Credit or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

            (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

            (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

            (h) Subject to the last sentence of this Section 14.1(h), Agent shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Advance, as the case may be, held by such Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Subject to the last sentence of this Section 14.1(h), any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of an assignment or sale of any Registered Loan (and the Registered Note, if any, evidencing the same), Borrowers, Agent and the Lenders shall treat the Person in whose name such Registered Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of an assignment or delegation covered by
Section 14.1(a)(y), the assigning Lender shall maintain a register comparable to the Register on behalf of Agent.

            (i) In the event that a Lender sells participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

      Notwithstanding  the foregoing,  to the extent required by applicable law,
(a) each Assignee or Participant shall be an "Institutional Lender" (as defined in La. R.S. 27:3 (13)) or otherwise suitable to the Louisiana Regulatory Authorities, and (b) each assignment or participation pursuant to this Section
14.1 shall be subject to the provisions of La. R.S. 42:2507 et seq., La. R.S. 27:27 and page 2 of the "Conditions for Approval" for OED set forth by the Louisiana State Racing Commission on December 19, 2002, including, without limitation, the notice requirements thereof.

      14.2 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Borrower from its Obligations. Each Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to
Section 14.1 hereof, no consent or approval by any Borrower is required in connection with any such assignment.

15.   AMENDMENTS; WAIVERS.

      15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrowers and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders affected thereby and Borrowers and acknowledged by Agent, do any of the following:

            (a) increase or extend any Commitment of any Lender,

            (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

            (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

            (d) change the percentage of the Commitments that is required to take any action hereunder,

            (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

            (f) release Collateral other than as permitted by Section 16.12 or release the FF&E Letter of Credit other than as permitted by Section 4.8,

            (g) change the definition of "Required Lenders",

            (h) contractually subordinate any of the Agent's Liens,

            (i) release any Borrower from any obligation for the payment of money, or

            (j) amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent or Swing Lender, affect the rights or duties of Agent or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrowers, shall not require consent by or the agreement of Borrowers.

      Notwithstanding the foregoing, to the extent required by applicable law, amendments pursuant to this Section 15.1 shall be subject to the consent and/or approval of the relevant Gaming Authorities.

      15.2 REPLACEMENT OF HOLDOUT LENDER.

            If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days' prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have not right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

            Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

      15.3 NO WAIVERS; CUMULATIVE REMEDIES. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.   AGENT; THE LENDER GROUP.

      16.1 APPOINTMENT AND AUTHORIZATION OF AGENT. Each Lender hereby designates and appoints Wells Fargo Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Wells Fargo Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement,

Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, the Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrowers and their Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of the Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrowers and their Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrowers and their Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrowers, the Obligations, the Collateral, the FF&E Letter of Credit, the Collections of Borrowers and their Subsidiaries or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

      16.2 DELEGATION OF DUTIES. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      16.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrowers or the books or records or properties of any of Borrowers' Subsidiaries or Affiliates.

      16.4 RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by


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it to be genuine  and  correct  and to have been  signed,  sent,  or made by the proper  Person or  Persons,  and upon  advice and  statements  of legal  counsel
(including  counsel  to  Borrowers  or  counsel  to  any  Lender),   independent
accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

      16.5 NOTICE OF DEFAULT OR EVENT OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9.

      16.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other


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condition or  creditworthiness of Borrowers and any other Person party to a Loan
Document that may come into the possession of any of the Agent-Related Persons.

      16.7 COSTS AND EXPENSES; INDEMNIFICATION. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers are obligated to reimburse Agent or the Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrowers and their Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to the Lenders. In the event Agent is not reimbursed for such costs and expenses from the Collections of Borrowers and their Subsidiaries received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do
so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder.
Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

      16.8 AGENT IN INDIVIDUAL CAPACITY. Wells Fargo Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Wells Fargo Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Wells Fargo Foothill or its Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Wells Fargo Foothill in its individual capacity.


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

      16.9 SUCCESSOR AGENT. Agent may resign as Agent upon 45 days' notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

      16.10 LENDER IN INDIVIDUAL CAPACITY. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrowers and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrowers or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrowers or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

      16.11 WITHHOLDING TAXES.

            (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrowers, to deliver to Agent and
Borrowers:

                  (i) if such Lender claims an exemption  from  withholding  tax pursuant to its portfolio interest exception, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN,


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

            before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or any Borrower;

                  (ii) if such Lender  claims an exemption  from, or a reduction of, withholding tax under a United States tax treaty, a properly completed IRS Form W-8BEN before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or any Borrower;

                  (iii) if such  Lender  claims  that  interest  paid under this
            Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, 2 properly completed and executed copies of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or any Borrower;

                  (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrowers of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

            (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.


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            (e) All payments  made by  Borrowers  hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including any amount paid pursuant to this Section 16.11 after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrowers shall not be required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrowers will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

      16.12 COLLATERAL MATTERS.

            (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if each Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Borrower or its Subsidiaries owned any interest at the time the Agent's Lien was granted or at any time thereafter, or (iv) constituting property leased to a Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or any Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of)


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all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

      16.13 RESTRICTIONS ON ACTIONS BY THE LENDERS; SHARING OF PAYMENTS.

            (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrowers or any deposit accounts of Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

            (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      16.14 AGENCY FOR PERFECTION. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's


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Liens in assets which, in accordance with Article 9 of the Code can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

      16.15 PAYMENTS BY AGENT TO THE LENDERS. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

      16.16 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

      16.17 FIELD AUDITS AND EXAMINATION REPORTS; CONFIDENTIALITY; DISCLAIMERS BY THE LENDERS; OTHER REPORTS AND INFORMATION. By becoming a party to this Agreement, each Lender:

            (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports,

            (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

            (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrowers and will rely significantly upon the Books, as well as on representations of Borrowers' personnel,

            (d) agrees to keep all Reports and other material, non-public information regarding Borrowers and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrowers that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided,


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however,  that,  unless prohibited by applicable law,  statute,  regulation,  or court order, such Lender shall notify Borrowers of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

            (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrowers; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrowers to Agent that has not been contemporaneously provided by Borrowers to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrowers, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrowers the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrowers, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrowers a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

      16.18 SEVERAL OBLIGATIONS; NO LIABILITY. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.


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

17.   GENERAL PROVISIONS.

      17.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrowers, Agent, and each Lender whose signature is provided for on the signature pages hereof.

      17.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

      17.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against Agent, any Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

      17.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

      17.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing in accordance with Section 15.1.

      17.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

      17.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by any Borrower or any Guarantor or the transfer to Agent or any Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrowers and Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.


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      17.8 INTEGRATION.  This Agreement, together with the other Loan Documents,
reflects  the  entire   understanding   of  the  parties  with  respect  to  the
transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      17.9 COMBINED ADMINISTRATION. Each Borrower hereby irrevocably authorizes Agent to rely on any notices, information or instructions given by any Borrower hereunder purportedly on behalf of all Borrowers. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) the Lender Group's relying on any instructions of any Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Agent Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.


                           [SIGNATURE PAGE TO FOLLOW]



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


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                      DIAMOND JO, LLC., a Delaware limited
                                      liability company


                                      By:  /s/  Natalie A. Schramm
                                         ---------------------------------------
                                      Title:  Chief Financial Officer


                                      THE OLD EVANGELINE DOWNS, L.L.C.,
                                      a Louisiana limited liability company


                                      By:  /s/  Natalie A. Schramm
                                         ---------------------------------------
                                      Title:  Chief Financial Officer

                                      WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as Lender


                                      By:  /s/  Todd R. Nakamoto
                                         ---------------------------------------
                                      Title:  Vice President

                                      HIGHBRIDGE/ZWIRN SPECIAL
                                      OPPORTUNITIES FUND, L.P., as a Lender

                                      By:  Highbridge/Zwirn Partners, LLC, its
                                           general partner


                                      By:   /s/  Perry A. Gruss
                                         ---------------------------------------
                                      Title:  Chief Financial Officer